Exhibit 10.25

The Retirement Plan Of

SBU Bank

In

RSI Retirement Trust*

As Amended And Restated Effective As Of

October 1, 1997

And As Further Amended Through February 14, 2002

*	Prior to February 14, 2002, known as The Retirement Plan of The Savings Bank of Utica in RSI Retirement Trust

Table Of Contents		i

Article I – Definitions		1

Article II - Plan History		10

Article III – Administration		12
3.1	General Administration of the Plan	12
3.2	Designation of Fiduciaries	12
3.3	Responsibilities of Fiduciaries	12
3.4	Plan Administrator	13
3.5	Employee Benefits Committee	13
3.6	Powers and Duties of the Employee Benefits Committee	14
3.7	Powers and Duties of the Investment Fiduciaries	15
3.8	Authorization of Benefit Payments	16
3.9	Payment of Benefits to Legal Custodian	16
3.10	Service in More Than One Fiduciary Capacity	16
3.11	Payment of Expenses	16

Article IV - Plan Contributions		17
4.1	Administration	17
4.2	Employer Contributions	17
4.3	Participant Contributions	17
4.4	Exclusive Benefit; Refund of Employer Contributions	17

Article V - Eligibility Requirements		19
5.1	Participation	19
5.2	Break in Service	19
5.3	Ineligible Employees	20
5.4	Enrollment	20
5.5	Reemployed Employee	20

Article VI - Vested and Credited Service		22
6.1	Vested Service	22
6.2	Credited Service	24

Article VII - Benefits		27
7.1	General	27
7.2	Normal Retirement Benefit	27
7.3	Postponed Retirement Benefit	29
7.4	Early Retirement Benefit	30
7.5	Vested Retirement Benefit	30
7.6	Disability Retirement Benefit	31
7.7	Death Benefits	32
7.8	Determination of Primary Social Security Benefit	36

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Article VIII - Limitations and Restrictions on Benefits		37
8.1	Section 415 Limitations	37
8.2	Restrictions on Twenty-five Highest Paid	45

Article IX - Payment of Benefits		47
9.1	Application	47
9.2	Standard Form of Benefit Payments	47
9.3	Notice Requirements	47
9.4	Election of Optional Forms of Benefit Payments	47
9.5	Optional Forms of Benefit Payments	49
9.6	Cash Out of Certain Benefits	51
9.7	Direct Rollover of Eligible Rollover Distributions	52
9.8	Commencement of Benefits	53
9.9	Latest Commencement Date of Plan Benefits	55
9.10	Suspension of Benefits	55

Article X - Withdrawal of Plan from the Trust		58
10.1	Withdrawals-Generally	58
10.2	Withdrawal Procedures	58
10.3	Transfer of Plan Interest	58

Article XI - Termination of Plan		59
11.1	Right to Terminate Plan	59
11.2	Termination Procedures	59
11.3	Distribution on Termination	59

Article XII - Claims Procedures		61
12.1	Definition	61
12.2	Claims	61
12.3	Disposition of Claim	61
12.4	Denial of Claim	61
12.5	Inaction by Plan Administrator	62
12.6	Right to Full and Fair Review	62
12.7	Time of Review	62
12.8	Final Decision	62

Article XIII - Top-Heavy Plan Provisions		63
13.1	Introduction	63
13.2	Definitions	63
13.3	Vesting	67
13.4	Minimum Benefit	68
13.5	Impact on Section 415 Maximum Benefits	68

Article XIV - Miscellaneous		69
14.1	Amendments	69
14.2	Nonalienation of Benefits	69
14.3	No Guarantee of Employment	70
14.4	Preservation of Benefits	70

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14.5	Right to Trust Assets	70
14.6	Successor Employer	70
14.7	Documentary Evidence	71
14.8	Forfeitures	71
14.9	Missing Payee	71
14.10	Plan Merger, Consolidation, or Transfer	71
14.11	Retention of Vested Rights under Prior Plan	72
14.12	Affiliated Employers	72
14.13	Benefits under an Insurance Contract	72
14.14	Adoption of Plan by Affiliated Employer	73
14.15	Gender and Number	73
14.16	Headings	73
14.17	Governing Law	73

Appendix A		74

109	iii	SBU Bank

Article I -

Definitions

ARTICLE I -

DEFINITIONS

The following words and phrases shall have the meanings hereafter ascribed to them. Those words and phrases which have limited application are defined in the respective Articles in which such terms appear.

1.1	“Accrued Benefit” shall mean the benefit attributable to Employer contributions determined as of a date specified by the Employer and applying the benefit formula set forth in Section 7.2, as modified, when applicable, by the Primary Social Security reduction provisions.

1.2	“Actuarial Equivalent” shall mean a benefit of equivalent actuarial value determined in accordance with the tables set forth in Appendix A.

1.3	“Affiliated Employer” shall mean a member of an affiliated service group (as defined under Section 414(m) of the Code), a controlled group of corporations (as defined under Section 414(b) of the Code), a group of trades or businesses under common control (as defined under Section 414(c) of the Code) of which the Employer is a member, any leasing organization (as defined under Section 414(n) of the Code) providing the services of Leased Employees to the Employer, or any other entity required to be aggregated with the Employer pursuant to regulations promulgated by the Secretary of the Treasury under Section 414(o) of the Code.

1.4	“Affiliated Service” shall mean employment with an employer during the period that such employer is an Affiliated Employer.

1.5	“Agreement” shall mean the RSI Retirement Trust Agreement and Declaration of Trust as amended and restated August 1, 1990, as amended from time to time. Such Agreement shall be incorporated herein and constitute a part of the Plan.

1.6	“Average Annual Earnings” shall mean the Participant’s average annual Compensation during the thirty-six (36) consecutive calendar months within the final one hundred twenty (120) consecutive calendar months of the Participant’s Credited Service affording the highest such average. In the event the Participant has less than thirty-six (36) months of Credited Service, his total Credited Service and Compensation shall be used to compute such average.

In determining Average Annual Earnings, Credited Service before and after a One Year Period of Severance, Military Leave, or other leave of absence for which no Compensation is received by the Participant shall be deemed to be consecutive.

1.7	“Beneficiary” shall mean any person who is receiving or eligible to receive a benefit under the Plan upon the death of a Participant or Retired Participant.

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Article I -

Definitions

1.8	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.9	“Compensation” shall mean the remuneration received from the Employer by or on behalf of the Participant, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Code and contributions which are not includable in the gross income of an Employee under a “cafeteria plan” described in Section 125 of the Code or, effective October 1, 1998, elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code, but excluding overtime payments, bonuses, other deferred compensation arrangements or other special payments. In the event a Participant becomes disabled and is eligible to receive benefits under the Employer’s long-term disability program, it shall be deemed that the rate of Compensation in effect immediately prior to his disability continued unchanged throughout the period of disability. Compensation shall include statutory disability payments to a Participant and supplemental disability income provided by the Employer if the inclusion of such income shall result in a greater benefit to the Participant. A determination whether to include such income as Compensation shall be applied on a uniform, nondiscriminatory basis. Effective as of October 1, 1989, Compensation shall also include compensation the Participant received from SBU Mortgage prior to the date SBU Mortgage became a Participating Affiliate. Effective July 1, 1998, SBU Mortgage Corp ceased to be a Participating Affiliate in the Plan. Effective July 1, 1998, SBU Mortgage Corp Employees became Employees of the Sponsoring Employer and effective August 1, 1998 will accrue benefits in accordance with Section 7.2(d). Commencing January 1, 1999, Compensation shall include commissions earned on and after January 1, 1999, up to a combined maximum limit of fifty thousand dollars ($50,000), consisting of base Compensation plus commissions or consisting of commissions only. The foregoing combined maximum limit of fifty thousand dollars ($50,000) shall not apply where Compensation consists solely of base Compensation.

The amount of Compensation taken into account for a Plan Year consisting of twelve (12) months for Plan Years commencing on and after January 1, 1997, shall not exceed one hundred sixty thousand dollars ($160,000) for the 1997, 1998 and 1999 Plan Years and one hundred seventy thousand dollars ($170,000) for the 2000 and 2001 Plan Years, adjusted in multiples of ten thousand dollars ($10,000) for increases in the cost-of-living as prescribed by the Secretary of the Treasury under Section 401(a)(17)(B) of the Code. Any cost-of-living increases described in this paragraph shall be applicable solely with respect to the amount of Compensation taken into account under the Plan during the twelve (12) month period or periods to which such increase applies. For purposes of this Section 1.9, if the Plan Year in which a Participant’s Compensation is paid is less than twelve (12) calendar months, the amount of Compensation taken into account for such Plan Year shall be the applicable limit hereunder for such Plan Year, multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12).

In determining the dollar limitation hereunder, compensation received from any Affiliated Employer shall be recognized as Compensation.

109	2	SBU Bank

Article I -

Definitions

In no event shall an Employee who was a Participant under the Plan as in effect on September 30, 1994 and whose accrued Benefit on or after October 1, 1994 is based on Compensation in excess of one hundred fifty thousand dollars ($150,000) during a Plan Year prior to October 1, 1994, receive a Retirement Benefit under the Plan which is less than the greater of : (i) the Participant’s Accrued Benefit as determined pursuant to the provisions of the Plan for Plan Years on or after October 1, 1994, based on all of the Participant’s Credited Service, or (ii) the sum of: (A) the Retirement Benefit that would have been payable assuming the Plan provisions immediately preceding October 1, 1994 had remained in effect until the Participant’s Termination of Service with the Participant having terminated service on September 30, 1994, and (B) the Participant’s Accrued Benefit as determined pursuant to the provisions of the Plan for Plan Years on or after October 1, 1994, based on the Participants Credited Service commencing on October 1, 1994.

1.10	“Credited Service” shall mean a Participant’s service determined in accordance with Section 6.2 which is used to calculate benefits.

1.11	“Disability Retirement Benefit” shall mean the benefit determined in accordance with Section 7.6.

1.12	“Early Retirement Benefit” shall mean the benefit determined in accordance with Section 7.4.

1.13	“Eligibility Computation Period” shall mean a consecutive twelve (12) month period commencing with the date an Employee first completes an Hour of Service and any subsequent anniversary date thereof.

1.14	“Employee” shall mean any person who is compensated for an Hour of Service with the Employer.

1.15	“Employee Benefits Committee” shall mean the person or persons appointed by the Employer in accordance with Section 3.2(b).

1.16	“Employer” shall mean The Savings Bank of Utica or any eligible successor organization which shall continue to maintain the Plan pursuant to Section 14.6 as well as any Participating Affiliate. Effective February 14, 2002, the Employer changed its name to SBU Bank.

1.17	“Employer Resolutions” shall mean resolutions adopted by the board of trustees, directors or other governing body of the Employer.

1.18	“Enrolled Actuary” shall mean a person who has been approved by the Joint Board for the Enrollment of Actuaries and has been retained by the Trustees to provide actuarial services required under ERISA in connection with the administration of the Plan.

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Article I -

Definitions

1.19	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.20	“Former Participating Employer” shall mean any Participating Employer that has terminated or withdrawn its Plan from the Trust.

1.21	“Hour of Service” shall mean the following:

(a)	each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the Eligibility Computation Period or Eligibility Computation Periods in which the duties are performed; and

(b)	each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as but not limited to vacation, sickness or disability, layoff, jury duty, military duty or leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated). These hours shall be credited to the Employee for the Eligibility Computation Period or Eligibility Computation Periods in which the nonperformance of duties occurred, provided, however, that no more than five hundred one (501) Hours of Service shall be credited under this subsection (b) to an Employee on account of any single continuous period (whether or not such period occurs in a single Eligibility Computation Period); and

(c)	each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the Eligibility Computation Period or Eligibility Computation Periods to which the award or agreement pertains rather than the Eligibility Computation Period in which the award, agreement, or payment was made. These same Hours of Service shall not be credited under both Section 1.21 (a) or (b) and under this Section 1.21(c).

(d)	Hours of Service shall be computed and credited in accordance with Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

(e)	Hours of Service shall include Affiliated Service.

Hours of Service for Employees for whom records of hours are not maintained shall be determined on the assumption that each such Employee has completed forty-five (45) Hours of Service during each week for which he would be required to be credited with at least one (1) Hour of Service.

1.22	“Investment Fiduciaries” shall mean the Trustees, or if the Employer so elects, any person or group of persons designated by the Employer to direct the manner in which the Plan Interest shall be allocated between investment classifications and/or investment funds

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Article I -

Definitions

maintained by the Trustees. Any such person shall be deemed a named fiduciary under ERISA.

1.23	“Leased Employee” shall mean any individual (other than an Employee of the Employer or an employee of an Affiliated Employer) who, pursuant to an agreement between the Employer or any Affiliated Employer and any other person (“leasing organization”), has performed services for the Employer or any Affiliated Employer on a substantially fulltime basis for a period of at least one (1) year, and such services are performed under the primary direction of or control by the Employer or any Affiliated Employer. A determination as to whether a Leased Employee shall be treated as an Employee of the Employer or an Affiliated Employer shall be made as follows: a Leased Employee shall not be considered an Employee of the Employer if: (a) such employee is a participant in a money purchase pension plan providing (i) a nonintegrated Employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 415(c)(3) of the Code, however, including amounts contributed pursuant to a compensation reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, and effective October 1, 1998, including elective amounts that are excludable from the gross income of an Employee by reason of Section 132(f)(4) of the Code; (ii) immediate plan participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer’s Non-Highly Compensated Employees.

1.24	“Military Leave” shall mean service in the Armed Forces of the United States of America. Such leave shall not constitute a Break in Service as defined under Section 5.2(a) or a Period of Severance but shall be considered to be Hours of Service or a Period of Service, as applicable, with the Employer in determining the Participant’s Years of Eligibility Service, Vested Service and Credited Service; provided, however, that (a) such military service is caused by war or other emergency or the Employee is required to serve under the laws of conscription in time of peace, (b) the Employee returns to employment with the Employer within six (6) months following discharge from such military service and (c) such Employee is reemployed by the Employer at a time when the Employee had a right to reemployment at his former position or a substantially similar position upon separation from such military duty in accordance with seniority rights as protected under the laws of the United States of America. Notwithstanding any provision of the plan to the contrary, effective December 12, 1994, contributions, benefits and calculation of service with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

1.25	“Named Fiduciaries” shall mean the Trustees and the Employee Benefits Committee designated by the Employer to control and manage the operation and administration of the Plan.

1.26	“Normal Retirement Age” shall mean the following:

109	5	SBU Bank

Article I -

Definitions

(a)	if the Employee became a participant in the Prior Plan prior to October 1, 1988, age sixty-five (65), or

(b)	if the Employee became a participant in the Prior Plan on or after October 1, 1988, or becomes a Participant in the Plan, the later of (i) the Participant’s attainment of age sixty-five (65) or (ii) the fifth (5th) anniversary of the Participant’s initial participation in the Plan.

1.27	“Normal Retirement Benefit” shall mean the benefit determined in accordance with Section 7.2.

1.28	“Normal Retirement Date” shall mean the first day of the month coincident with or next following a Participant’s attainment of his Normal Retirement Age.

1.29	“One Year Period of Severance” shall mean, for the purpose of determining a Participant’s Vested Service and Credited Service, a Period of Severance of twelve (12) consecutive months.

1.30	“Participant” shall mean any Employee or former Employee enrolled in the Plan whose participation in the Plan has not been terminated. Participant shall not include a Retired Participant.

1.31	“Participating Affiliate” shall mean any corporation that is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Sponsoring Employer is a member and any unincorporated trade or business that is a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) of which the Sponsoring Employer is a member, which, with the prior approval of the Sponsoring Employer and subject to such terms and conditions as may be imposed by such Sponsoring Employer and the Trustees, shall adopt this Plan in accordance with the provisions of Section 14.14 and the Agreement. Such entity shall continue to be a Participating Affiliate until such entity terminates its participation in the Plan in accordance with Section 14.14.

1.32	“Participating Employer” shall mean any eligible organization that maintains a plan in the Trust pursuant to the Agreement.

1.33	“PBGC” shall mean the Pension Benefit Guaranty Corporation.

1.34	“Period of Service” shall mean the period commencing on the first day of the month in which an Employee first performs an Hour of Service and ending with the first day of the month coincident with or next following such Employee’s Termination of Service.

1.35	“Period of Severance” shall mean the period following a Participant’s Termination of Service with the Employer during which period the Participant does not perform an Hour of Service.

109	6	SBU Bank

Article I -

Definitions

1.36	“Plan” shall mean The Retirement Plan of The Savings Bank of Utica in RSI Retirement Trust as amended from time to time. Commencing February 14, 2002, the name of the Plan shall be The Retirement Plan of SBU Bank in RS1 Retirement Trust as amended from time to time. The Plan is subject to the terms and conditions of the Agreement which is incorporated herein and made a part hereof.

1.37	“Plan Administrator” shall mean the person or persons who have been designated by the Employer in accordance with Section 3.4.

1.38	“Plan Interest” shall mean the beneficial interest of the Employer in the Trust Fund as determined in accordance with the Agreement.

1.39	“Plan Year” shall mean any twelve (12) month period commencing October 1 and ending September 30.

1.40	“Postponed Retirement Benefit” shall mean the benefits determined in accordance with Section 7.3.

1.41	“Postponed Retirement Date” shall mean the first day of the month coincident with or next following a Participant’s Termination of Service which occurs subsequent to his Normal Retirement Date.

1.42	“Post Termination Survivor Annuity” shall mean the benefit determined in accordance with Section 7.7(b).

1.43	“Preretirement Survivor Annuity” shall mean the benefits determined in accordance with Section 7.7(a).

1.44	“Primary Social Security Benefit” shall mean the annualized rate of monthly amounts which would be payable to a Participant in accordance with Section 7.8, upon the later of: (a) his attainment of Normal Retirement Age or (b) the date of his Termination of Service with the Employer. Such Primary Social Security Benefit shall be determined under the provisions of Title 11 of the Social Security Act (“Act”) in effect at the time of such Participant’s Termination of Service, without regard to any increases in the wage base or benefit levels that may take effect under the Act after such Termination of Service. Prior to October 1, 1988, “Primary Social Security Benefit” shall mean the annualized rate of monthly amounts which would be payable to a Participant in accordance with Section 7.8, as determined under the provisions of Title II of the Act in effect at the earlier of (a) the Participant’s attainment of age sixty-five (65) or (b) the Participant’s Termination of Service.

1.45	“Prior Plan” shall mean The Retirement Plan of The Savings Bank of Utica in RSI Retirement Trust as in effect on the date immediately prior to the Restatement Date.

1.46	“Restatement Date” shall mean October 1, 1997.

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Article I -

Definitions

1.47	“Retired Participant” shall mean any former Employee whose Termination of Service with the Employer was due to retirement (a) under the Plan pursuant to Section 7.2, 7.3, 7.4, 7.5 or 7.6 or (b) under the provisions of the Prior Plan.

1.48	“Retirement Benefit” shall mean (a) the annual benefit or (b) a single lump sum payment pursuant to Section 9.5(e) or Section 9.6, attributable to Employer contributions which is to be distributed to a Retired Participant or Beneficiary.

1.49	“SBU Mortgage” shall mean SBU Mortgage Corporation. Prior to April 20, 1994, SBU Mortgage Corporation was known as SBU Realty Credit Corporation. Effective July 1, 1998, employees of SBU Mortgage became Employees of the Employer.

1.50	“Sponsoring Employer” shall mean The Savings Bank of Utica or any eligible successor organization which shall continue to maintain the Plan pursuant to Section 14.6. Commencing February 14, 2002, Sponsoring Employer shall mean SBU Bank or any eligible successor organization which shall continue to maintain the Plan pursuant to Section 14.6.

1.51	“Spouse” shall mean a person to whom the Participant was legally married and which marriage had not been dissolved by formal divorce proceedings that had been completed prior to the date on which the Participant’s Retirement Benefit payments are scheduled to commence.

1.52	“Termination of Service” shall mean the earlier of (a) the date as of which the Employee quits, is discharged, retires or dies or (b) one (1) year from the date the Employee is continuously absent from service with the Employer for any other reason (e.g., vacation, leave of absence, layoff, etc.).

Any Participant who is eligible to receive disability benefits under the Employer’s long-term disability program on or after his Normal Retirement Date shall be deemed to have retired and to have incurred a Termination of Service on the date such Participant is eligible to receive such benefits. However, any Participant who (i) becomes disabled prior to his Normal Retirement Date (ii) has completed at least five (5) years of Vested Service and has attained age thirty-two (32), and (iii) is eligible to receive disability benefits under the Employer’s long-term disability program shall not incur a Termination of Service and shall be deemed to be in the employ of the Employer for purposes of this Plan. In the event such Participant continues to receive disability benefits under the Employer’s long-term disability program until the date he would otherwise have been entitled to a Normal Retirement Benefit pursuant to section 7.2, such date shall be deemed to be the date of his Termination of Service and he shall then be retired with a Normal Retirement Benefit. In the event such Participant’s disability benefits under the Employer’s long-term disability program end on a date prior to his entitlement to a Normal Retirement Benefit, such date shall, unless he again becomes an Employee of the Employer, be deemed to be the date of his Termination of Service.

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Article I -

Definitions

Notwithstanding the foregoing, if an Employee is absent for any of the maternity or paternity reasons set forth in Section 5.2(a), then, for purposes of determining a One Year Period of Severance, such Employee’s Termination of Service shall not occur until the earlier of the date set forth in (a) above or the date twenty-four (24) months from the first date of such absence.

1.53	“Trust” shall mean the trust established or maintained under the Agreement with respect to the Plan.

1.54	“Trust Fund” shall mean the assets held in accordance with the Agreement.

1.55	“Trustees” shall mean the Trustees of RSI Retirement Trust.

1.56	“Vested Retirement Benefit” shall mean the benefit determined in accordance with Section 7.5.

1.57	“Vested Service” shall mean a Participant’s service calculated in accordance with Section 6.1.

1.58	“Year of Eligibility Service” shall mean an Eligibility Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service.

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Article II -

Plan History

ARTICLE II -

PLAN HISTORY

Pursuant to an Agreement and Declaration of Trust made as of October 22, 1940 (“SBRS Agreement”), a retirement system, organized as a trust and known as The Savings Banks Retirement System (“SBRS”) was established for the benefit of employees of savings banks and certain other organizations. Effective as of December 1, 1954 the Employer adopted the Prior Plan pursuant to the SBRS Agreement.

Subsequent amendments were made to the Prior Plan and the SBRS Agreement which were then restated in their entirety as of October 1, 1976 (the ERISA Date) primarily to conform to the requirements of ERISA. Thereafter, these documents were further amended from time to time.

Effective as of August 31, 1984, SBRS changed its name to Retirement System for Savings Institutions and began operating as an open end, diversified investment company of the management type, within the meaning of the Investment Company Act of 1940, as amended. The SBRS Agreement was amended and restated in its entirety (“Agreement”) to reflect the change in operation and in name.

Effective as of January 1, 1985, the Prior Plan was amended to permit any subsidiary or affiliate of The Savings Bank of Utica (“Utica”) to adopt said plan provided certain requirements were met. On August 7, 1985 the board of The SBU Insurance Agency, Inc., a wholly-owned subsidiary of Utica, adopted resolutions requesting to become a participating affiliate in the Prior Plan. Such request was approved by the Board of Trustees of Utica.

Prior to October 1, 1989, SBU Realty Credit Corporation (“SBU Realty”), a wholly-owned subsidiary of The Savings Bank of Utica (“Utica”), maintained The Retirement Plan of SBU Realty Credit Corporation in Retirement System for Savings Institutions (“SBU Realty Plan”). Pursuant to resolutions adopted by the Board of Utica and the Board of SBU Realty, respectively, effective as of October 1, 1989, the SBU Realty Plan was merged with and into the Prior Plan and also effective as of October 1, 1989, SBU Realty became a Participating Affiliate in the Prior Plan. The rights and benefits of any Employee whose Termination of Service with SBU Realty occurs on or after October 1, 1989, shall be determined in accordance with the provisions of the Prior Plan or the Plan as in effect on the date of his Termination of Service. Except to the extent specifically required to the contrary under the terms of this Plan, for terminations of employment of employees of SBU Realty which occurred prior to October 1, 1989, the rights and benefits of a former participant of the SBU Realty Plan shall be determined in accordance with the provisions of the SBU Realty Plan as in effect on the date of such termination.

Effective as of August 1, 1990, Retirement System for Savings Institutions effectuated a reorganization through a transfer of its operating assets and business and certain intangible assets to subsidiaries of a newly organized corporation, Retirement System Group Inc., in exchange for shares of the common stock of such company and the spin-off of such company through the

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Article II -

Plan History

allocation of such shares to the affected organizations participating in the Trust on such date. Also effective as of August 1, 1990, the Trust became known as the RSI Retirement Trust; and all investment, advisory, administrative, distribution and consulting services previously performed by the Trustees are performed under contracts with the newly organized corporation and/or its subsidiaries or such other servicing agencies as may be selected by the Trustees from time to time.

Effective, April 20, 1994, SBU Realty Credit Corporation changed its name to SBU Mortgage Corporation (“SBU Mortgage”).

Effective October 1, 1997, the Employer amended and restated the Prior Plan. The Plan, as restated, complies with all applicable legislation and regulations thereunder issued to date, including pension provisions under the Uniformed Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000. Subject to any amendments that may subsequently be adopted by the Employer pursuant to Section 14.1, the provisions set forth in this Plan shall apply to any Employee who is in the employment of the Employer on or after October 1, 1997. Except to the extent specifically required to the contrary under the terms of this Plan, for terminations of employment prior to October 1, 1997, the rights and benefits of a former participant shall be determined in accordance with the provisions of the Prior Plan as in effect on the date of the former participant’s termination of employment.

Pursuant to resolutions adopted by the Board of Trustees of The Savings Bank of Utica, effective July 1, 1998, Employees of SBU Mortgage Corp became Employees of Utica, and will accrue benefits under the Utica benefit formula effective August 1, 1998. Prior to August 1, 1998, former employees of SBU Mortgage Corp accrued benefits under the SBU Mortgage benefit formula for years of employment with SBU Mortgage Corp. Effective July 1, 1998, SBU Mortgage Corp as of such date ceased to be a Participating Affiliate in the Plan.

The Plan shall in all respects be subject to the provisions of the Agreement which are incorporated herein and made a part hereof.

Effective as of February 14, 2002, The Savings Bank of Utica changed its name to SBU Bank. Effective as of such date, all references in the Plan to the Employer as “The Savings Bank of Utica” shall thereafter refer to “SBU Bank” and the name of the Plan shall be correspondingly changed to The Retirement Plan of SBU Bank in RSI Retirement Trust (“Plan”).

The Employer has herein restated the Plan with the intention that (a) the Plan shall at all times be qualified under Section 401 (a) of the Code, (b) the Agreement shall be tax-exempt under Section 501 (a) of the Code, and (c) Employer contributions under the Plan shall be tax deductible under Section 404 of the Code. The provisions of the Plan and the Agreement shall be construed to effectuate such intention.

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Article III -

Administration

ARTICLE III -

ADMINISTRATION

3.1	General Administration of the Plan

The operation and administration of the Plan shall be subject to the management and control of the Named Fiduciaries, Investment Fiduciaries and Plan Administrator designated by the Sponsoring Employer. The designation of such Named Fiduciaries, Investment Fiduciaries and Plan Administrator, the terms of their appointment, and their duties and responsibilities shall be as set forth in this Article III. Any actions taken hereunder shall be conclusive and binding on Participants, Retired Participants, Employees, Beneficiaries and other persons, and shall not be overturned unless found to be arbitrary and capricious by a court of competent jurisdiction.

3.2	Designation of Fiduciaries

The management and control of the operation and administration of the Plan shall be allocated in the following manner:

(a)	The Sponsoring Employer shall designate the Trustees of the Trust as a Named Fiduciary to perform those functions set forth in the Agreement or the Plan that are assigned to the Trustees of the Trust.

(b)	The Sponsoring Employer shall designate one or more individuals to serve as member(s) of the Employee Benefits Committee and to perform those functions set forth in the Agreement or the Plan that are assigned to such Employee Benefits Committee.

(c)	The Sponsoring Employer may designate one or more members of the Employee Benefits Committee or any other person or group of persons to act as Investment Fiduciaries and to perform those functions set forth in the Agreement or the Plan that are assigned to the Investment Fiduciaries.

(d)	A Trust Participant as defined in the Agreement may delegate to a person or persons the duties and responsibilities for voting units set forth in the Agreement.

3.3	Responsibilities of Fiduciaries

The Named Fiduciaries, Plan Administrator and Investment Fiduciaries shall have only those powers, duties, responsibilities and obligations that are specifically allocated to them under the Plan or the Agreement.

To the extent permitted by ERISA, each Named Fiduciary and Plan Administrator may rely upon any direction, information or action of another Named Fiduciary, Investment Fiduciary, Plan Administrator or the Sponsoring Employer as being proper under the Plan

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Administration

or the Agreement and is not required to inquire into the propriety of any such direction, information or action and no Named Fiduciary or Plan Administrator shall be responsible for any act or failure to act of another Named Fiduciary, Plan Administrator, Investment Fiduciary or the Sponsoring Employer.

To the extent permitted by ERISA, each Investment Fiduciary may rely on any direction, information or action of another Investment Fiduciary or the Sponsoring Employer as being proper under the Plan or the Agreement and is not required to inquire into the propriety of any such direction, information or action and no Investment Fiduciary shall be responsible for any act or failure to act of another Investment Fiduciary or the Sponsoring Employer.

No Named Fiduciary, Plan Administrator, Employer or Investment Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

The allocation of responsibility between the Trustees and the Sponsoring Employer may be changed by written agreement. Such reallocation shall be evidenced by Employer Resolutions and shall not be deemed an amendment to the Plan.

3.4	Plan Administrator

The Sponsoring Employer shall designate the Trustees as the Trustee Administrator and shall designate the Sponsoring Employer, one or more persons or a group of persons to act as the Plan Administrator and to perform those functions set forth in the Agreement or the Plan that are assigned to the Plan Administrator.

The duties and responsibilities of a plan administrator under ERISA shall be allocated between the Plan Administrator and the Trustee Administrator as set forth in the Agreement. Such allocation may be changed only by written agreement between the parties and shall not be deemed an amendment to the Plan.

The Plan Administrator is designated as the Plan’s agent for the service of legal process.

3.5	Employee Benefits Committee

The members of the Employee Benefits Committee designated by the Sponsoring Employer under Section 3.2(b) shall serve for such term(s) as the Sponsoring Employer shall determine and until their successors are designated and qualified. The term of any member of the Employee Benefits Committee may be renewed from time to time without limitation as to the number of renewals. Any member of the Employee Benefits Committee may (a) resign upon at least sixty (60) days written notice to the Sponsoring Employer or (b) be removed from office but only for his failure or inability, in the opinion of the Sponsoring Employer, to carry out his responsibility in an effective manner. Termination of employment with the Employer shall be deemed to give rise to such failure or inability.

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Article III -

Administration

The powers and duties allocated to the Employee Benefits Committee shall be vested jointly and severally in its members. Notwithstanding specific instructions to the contrary, any instrument or document signed on behalf of the Employee Benefits Committee by any member of the Employee Benefits Committee may be accepted and relied upon by the Trustees as the act of the Employee Benefits Committee. The Trustees shall not be required to inquire into the propriety of any such action taken by the Employee Benefits Committee nor shall they be held liable for any actions taken by them in reliance thereon.

The Sponsoring Employer may, pursuant to Employer Resolutions and upon notice to the Trustees, change the number of individuals comprising the Employee Benefits Committee, their terms of office or other conditions of their incumbency provided that there shall be at all times at least one individual member of the Employee Benefits Committee. Any such change shall not be deemed an amendment to the Plan.

3.6	Powers and Duties of the Employee Benefits Committee

The Employee Benefits Committee shall have authority to perform all acts it may deem necessary or appropriate in order to exercise the duties and powers imposed or granted by ERISA, the Plan, the Agreement or any Employer Resolutions. Such duties and powers shall include, but not be limited to, the following:

(a)	Power to Construe - Except as otherwise provided in the Agreement, the Employee Benefits Committee shall have the power to construe the provisions of the Plan and to determine any questions of fact which may arise thereunder.

(b)	Power to Make Rules and Regulations - The Employee Benefits Committee shall have the power to make such reasonable rules and regulations as it may deem necessary or appropriate to perform its duties and exercise its powers. Such rules and regulations shall include, but not be limited to, those governing (i) the manner in which the Employee Benefits Committee shall act and manage its own affairs, (ii) the procedures to be followed in order for Participants or Beneficiaries to claim benefits, and (iii) the procedures to be followed by Participants, Retired Participants and Beneficiaries with respect to notifications, elections, designations or other actions required by the Plan or ERISA. All such rules and regulations shall be applied in a uniform and non-discriminatory manner.

(c)	Powers and Duties with Respect to Information - The Employee Benefits Committee shall have the power and responsibility:

(i)	to obtain such information as shall be necessary for the proper discharge of its duties;

(ii)	to furnish to the Employer, upon request, such reports as are reasonable and appropriate;

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(iii)	to receive and review the results of the periodic valuations made by the Enrolled Actuary; and

(iv)	to receive, review and retain periodic reports of the financial condition of the Trust Fund.

(d)	Power of Delegation - The Employee Benefits Committee shall have the power to delegate fiduciary responsibilities (other than trustee responsibilities defined in Section 405(c)(3) of ERISA) to one or more persons who are not members of the Employee Benefits Committee. Unless otherwise expressly indicated by the Sponsoring Employer, the Employee Benefits Committee must reserve the right to terminate such delegation upon reasonable notice.

(e)	Power of Allocation - Subject to the written approval of the Sponsoring Employer, the Employee Benefits Committee shall have the power to allocate among its members specified fiduciary responsibilities (other than trustee responsibilities defined in Section 405(c)(3) of ERISA). Any such allocation shall be in writing and shall specify the persons to whom such allocation is made and the terms and conditions thereof.

(f)	Duty to Report - Any member of the Employee Benefits Committee to whom specified fiduciary responsibilities have been allocated under Section 3.6(e) above shall report to the Employee Benefits Committee at least annually. The Employee Benefits Committee shall report to the Sponsoring Employer at least annually regarding the performance of its responsibilities as well as the performance of any persons to whom any powers and responsibilities have been further delegated.

(g)	Power to Employ Advisors and Retain Services - The Employee Benefits Committee may employ such legal counsel, Enrolled Actuaries, accountants, pension specialists, clerical help and other persons as it may deem necessary or desirable in order to fulfill its responsibilities under the Plan.

3.7	Powers and Duties of the Investment Fiduciaries

The Investment Fiduciaries in conjunction with the Trustees shall establish a funding policy for the Plan as provided for in the Agreement.

Subject to the terms and provisions of the Agreement and any Employer Resolutions, the Investment Fiduciaries shall be responsible for directing the allocation of the Plan Interest among the investment classifications and/or investment funds.

The Investment Fiduciaries shall report to the Sponsoring Employer at least annually regarding the performance of its responsibilities.

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Administration

3.8	Authorization of Benefit Payments

The Employee Benefits Committee shall forward to the Trustees any application for payment of benefits within a reasonable time after it has approved such application. The Trustees may rely on any such information provided in the approved application for the payment of benefits to the Participant or any Beneficiary.

3.9	Payment of Benefits to Legal Custodian

Whenever, in the Employee Benefits Committee’s opinion, a person entitled to receive any benefit payments is a minor or deemed to be physically, mentally or legally incompetent to receive such benefit payments, the Employee Benefits Committee may direct the Trustees to make payments for his benefit to the individual or institution having legal custody of such person or to such person’s legal representative. Any benefit payment made in accordance with the provisions of this Section 3.9 shall operate as a valid and complete discharge of any liability for payment of such benefit under the provisions of the Plan.

3.10	Service in More Than One Fiduciary Capacity

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, regardless of whether any such person is an officer, employee, agent or other representative of a party in interest.

3.11	Payment of Expenses

Any reasonable expenses incurred in the administration and operation of the Plan shall be paid by the Employer except to the extent the Employer has elected to pay such expenses from the Plan Interest.

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Article IV -

Plan Contributions

ARTICLE IV -

PLAN CONTRIBUTIONS

4.1	Administration

All contributions forwarded by the Employer to the Trustees shall be administered in accordance with the provisions of the Agreement. The Plan Interest shall be established, maintained and adjusted by the Trustees in the manner set forth in the Agreement. The rights of the Employer, Participants, Retired Participants and Beneficiaries shall be subject to the terms of the Plan and the Agreement.

4.2	Employer Contributions

The Employer shall from time to time forward contributions to the Trustees in an amount sufficient to meet the minimum funding standards prescribed by ERISA as determined at least annually by the Enrolled Actuary using the method of actuarial valuation and actuarial tables, factors and other assumptions established pursuant to the Agreement. Additional amounts may be contributed only to the extent permitted by ERISA.

Employer contributions shall be forwarded to the Trustees monthly or at such other intervals as may be agreed upon by the Employer and the Trustees, to the extent not otherwise required by law.

4.3	Participant Contributions

A Participant is neither required nor permitted to make any contributions under this Plan.

4.4	Exclusive Benefit; Refund of Employer Contributions

Subject to Sections 3.11 and 11.3, all assets of the Trust Fund shall be retained for the exclusive benefit of Participants, Retired Participants and their Beneficiaries.

Notwithstanding anything herein to the contrary, upon the Employer’s request and with the consent of the Trustees, a contribution to the Plan by the Employer which was (a) made by mistake of fact, or (b) conditioned upon initial qualification of the Plan with the Internal Revenue Service, or (c) conditioned upon the deductibility by the Employer of such contributions under Section 404 of the Code shall be returned to the Employer within one year after (i) the payment of a contribution made by mistake of fact, or (ii) the denial of such qualification, or (iii) the disallowance of the deduction (to the extent disallowed). For purposes of the preceding sentence, (A) in the event the Plan is denied initial qualification, any contribution made incident to such qualification by the Employer must be returned to the Employer within one (1) year after the date such qualification is denied, but only if the application for such qualification was made by the later of the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted, or such later date as prescribed by the Secretary of the Treasury; and (B) all

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Plan Contributions

contributions to the Plan made by the Employer shall be deemed to be conditioned upon the deductibility by the Employer of such contributions under Section 404 of the Code unless such contributions are made for the purpose of satisfying the minimum funding standards of Section 412 of the Code. All such refunds shall be limited in amount, circumstances and timing to the provisions of Section 403(c) of ERISA and no such refund shall be made if, solely on account of such refund, the Plan would cease to be qualified pursuant to Section 401 (a) of the Code.

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Article V -

Eligibility Requirements

ARTICLE V -

ELIGIBILITY REQUIREMENTS

5.1	Participation

(a)	Any Employee who was a participant under the provisions of the Prior Plan on September 30, 1997 shall become a Participant in the Plan as of the Restatement Date.

(b)	Any Employee who was not enrolled as a Participant under the provisions of the Prior Plan as in effect immediately prior to the Restatement Date and who is not excluded from participation in the Plan pursuant to Section 5.3 shall become eligible to participate in the Plan on the latest of: (i) the Restatement Date, (ii) the first day of the calendar month coincident with or next following the date as of which he shall have attained age twenty-one (21) and completed at least one (1) Year of Eligibility Service, or (iii) the first day of the calendar month coincident with or next following the date he ceases to be an ineligible Employee pursuant to Section 5.3.

(c)	For purposes of determining (i) if an Employee satisfied the Year of Eligibility Service requirement set forth in Section 5.1 (b) and (ii) Years of Eligibility Service pursuant to Section 5.2, employment with an Affiliated Employer shall be deemed to be employment with the Employer.

5.2	Break in Service

(a)	“Break in Service” shall mean an Employee’s Eligibility Computation Period during which he fails to complete more than five hundred (500) Hours of Service. For purposes of determining if an Employee incurred a Break in Service, an Employee who is absent from employment for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, but in no event shall more than five hundred one (501) Hours of Service be credited during an Eligibility Computation Period. In any case in which the number of Hours of Service, which would otherwise have been credited, cannot be determined, eight (8) Hours of Service per day of absence shall be credited. An absence from employment for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, or (ii) by reason of a birth of a child of the Employee, or (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Section 5.2(a) shall be credited (A) in the Eligibility Computation Period in which the absence begins if the crediting is necessary to

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prevent a Break in Service in that period or (B) in all other cases, in the following Eligibility Computation Period.

(b)	If an Employee entitled to a Vested Retirement Benefit pursuant to Section 7.5 or 13.3 incurs a Break in Service and is subsequently reemployed by the Employer, he shall, for purposes of computing his Years of Eligibility Service, receive credit for his Years of Eligibility Service prior to his Break in Service.

(c)	If an Employee not entitled to a Vested Retirement Benefit pursuant to Section 7.5 or 13.3 incurs a Break in Service and is reemployed by the Employer, he shall, for purposes of computing his Years of Eligibility Service, receive credit for his Years of Eligibility Service prior to his Break in Service only if the number of consecutive Breaks in Service is less than the greater of: (i) five (5) or (ii) the aggregate number of the Years of Eligibility Service credited prior to the first such Break in Service; provided, however, that an Employee’s pre-break Years of Eligibility Service prior to the Restatement Date shall not be recredited to the Employee if such Years of Eligibility Service were disregarded under the Break in Service provisions of the Prior Plan as in effect on the day immediately preceding the Restatement Date.

5.3	Ineligible Employees

The following classes of Employees are ineligible to participate in the Plan:

(a)	Employees compensated by the Employer on an “hourly rate” basis. “Hourly rate” Employees shall mean Employees in job levels classified by the Employer as Grade one (1), Grade two (2) or Grade three (3) who were not Participants in the Plan as of January 1, 1997.

(b)	Employees regularly employed outside the Employer’s own offices in connection with the operation and maintenance of buildings or other properties acquired through foreclosure or deed.

(c)	All Leased Employees.

5.4	Enrollment

Each Employee who satisfies the eligibility requirements shall become a Participant in the Plan upon satisfaction of such requirements.

5.5	Reemployed Employee

(a)	An Employee who is reemployed following a Termination of Service and who is not excluded from participation in the Plan pursuant to Section 5.3 shall immediately participate in the Plan as of his reemployment date if (i) at the time of his Termination of Service he satisfied the requirements for a Vested

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Retirement Benefit pursuant to Section 7.5 or 13.3, or (ii) at the time of his reemployment he has satisfied the requirements of Section 5.1 and is eligible to receive credit under Section 5.2 for his prior Years of Eligibility Service.

(b)	Any other Employee who is reemployed following a Termination of Service must satisfy the requirements of Section 5.1 (b) as a new Employee.

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Article VI -

Vested and Credited Service

ARTICLE VI -

VESTED AND CREDITED SERVICE

6.1	Vested Service

An Employee’s Vested Service shall be the sum of (a) and (b) where (a) and (b) are determined as follows:

(a)	For Employees employed prior to the Restatement Date: An Employee shall be credited with Vested Service equal to the total number of years and any fraction thereof credited to him under the provisions of the Prior Plan.

(b)	For Employees in the employment of the Employer on or after the Restatement Date:

(i)	If the Employee was in the employment of the Employer on the Restatement Date, he shall be credited with Vested Service equal to his Period of Service (expressed in years and any fraction thereof) commencing with the Restatement Date. An Employee’s Period of Service under this Section 6.1(b)(i) shall mean the period commencing with the Restatement Date and ending with the first day of the month coincident with or next following the Employee’s Termination of Service.

(ii)	If the Employee was employed after the Restatement Date, he shall be credited with Vested Service equal to his Period of Service (expressed in years and any fraction thereof). An Employee’s Period of Service under this Section 6.1(b)(ii) shall mean the period commencing on the first day of the month in which such Employee first performs an Hour of Service and ending with the first day of the month coincident with or next following the Employee’s Termination of Service.

(iii)	Service under this Section 6.1(b) shall be subject to the Military Leave provisions of Section 1.24.

(c)	Notwithstanding any other provisions of the Plan and to the extent the following service is not otherwise credited under the provisions of Section 6.1, the following terms and conditions shall apply when determining an Employee’s Vested Service:

(i)	Subsequent to the October 1, 1976, a period during which an Employee was not employed by the Employer shall nevertheless be deemed to be a period of Vested Service if such Employee incurred a Termination of Service and

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(A)	such Termination of Service was the result of resignation, discharge or retirement, other than a resignation, discharge or retirement that occurred when the Employee was otherwise absent for less than one (1) year, and such Employee is reemployed by the Employer within one (1) year after such Termination of Service; or

(B)	such Termination of Service was the result of resignation, discharge or retirement and occurred when the Employee was otherwise absent for less than one (1) year and he was reemployed by the Employer within one (1) year after the date such absence began.

(ii)	Notwithstanding the provisions of Section 6.1(c)(i), Vested Service shall not include any portion of an absence for maternity or paternity reasons set forth in Section 5.2(a) that occurs after the first anniversary of the commencement of such absence.

(iii)	A Participant who, at the time of his Termination of Service satisfied the requirements for a Vested Retirement Benefit pursuant to Section 7.5 or 13.3 and who is subsequently reemployed by the Employer, shall upon his reemployment be credited with his Vested Service prior to such termination.

(iv)	A Participant who incurs a One Year Period of Severance without fulfilling the requirements for a Vested Retirement Benefit pursuant to Section 7.5 or 13.3 and who subsequently performs an Hour of Service with the Employer, shall be credited with his Vested Service prior to such severance only if the total Period of Severance (expressed in years and any fraction thereof) is less than the greater of: (A) five (5) years or (B) the aggregate total number of years and any fraction thereof of his Vested Service prior to such severance; provided, however, that a Participant’s Vested Service prior to the Restatement Date shall not be recredited to the Participant if such Vested Service was disregarded under the break in service provisions of the Prior Plan as in effect on the day immediately preceding the Restatement Date.

(v)	A Participant shall receive credit for Vested Service during such period for which he was receiving a disability benefit under the Employer’s long-term disability program provided such Participant becomes totally and permanently disabled after the attainment of age thirty-two (32) and the completion of five (5) years of Vested Service. In the event such Participant’s disability benefits under the Employer’s long-term disability program end on a date prior to his entitlement to a Normal Retirement Benefit, such date shall, unless he again becomes an Employee of the Employer, be deemed to be the date of his Termination of Service and his

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entitlement to a Retirement Benefit, if any, shall be determined pursuant to Section 7.4, 7.5 or 7.7, whichever is applicable.

(vi)	Affiliated Service shall be deemed employment by the Employer.

(vii)	Employment by any Former Participating Employer subsequent to the termination or withdrawal of its Plan from the Trust shall not be considered Vested Service with a Participating Employer for purposes of the Plan.

6.2 Credited Service

A Participant’s Credited Service shall be the sum of (a) and (b) where (a) and (b) are determined as follows:

(a)	For Employees employed prior to the Restatement Date, the total number of years and any fraction thereof credited to the Participant under the provisions of the Prior Plan.

(b) (i)	Subject to the Military Leave provisions of Section 1.24, for Employees in the employment of the Employer on or after the Restatement Date, the total Period of Service (expressed in years and any fraction thereof) commencing with the later of (i) the Restatement Date or (ii) the date the Employee is eligible to participate in the Plan pursuant to Section 5.1 and ending upon the first day of the month coincident with or next following the Employee’s Termination of Service.

(c)	Notwithstanding any other provisions of the Plan and to the extent the following service is not otherwise credited under the provisions of Section 6.2, the following terms and conditions shall apply when determining a Participant’s Credited Service:

(i)	Subsequent to the October 1, 1976 and the Participant’s attainment of age twenty-five (25), and subject to the provisions of the Prior Plan, a Participant shall receive up to a maximum of one (1) year of Credited Service for employment by the Employer which precedes his eligibility to participate. Notwithstanding the foregoing, in no event shall an Employee who was in the employment of the Employer on October 1, 1988, who (A) was not enrolled as a Participant under the provisions of the Plan as in effect on September 30, 1988 solely because he had attained age sixty (60) at the time of his employment with the Employer and (B) was not otherwise excluded from participation in the Plan pursuant to Section 5.3, and who became a Participant in the Plan on the later of: (I) October 1, 1988 or (II) the first day of the calendar month coincident with or next following the date he first completed one (1) Year of Eligibility Service,

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Vested and Credited Service

receive Credited Service for employment by the Employer which precedes October 1, 1988.

(ii)	Effective July 1, 1998, in the case of any Employee who is a Plan Participant on July 1, 1998 and who was a participant in the Prior Plan on September 30, 1976, Credited Service shall be adjusted to include such Participant’s employment commencing with the first day of the month following the later of such Employee’s (A) date of hire and (B) attainment of age twenty-five (25).

(iii)	A Participant shall not receive Credited Service for any year or fraction thereof during which he was ineligible to participate pursuant to Section 5.3.

(iv)	A Participant shall receive credit for Credited Service during such period for which he was receiving a disability benefit under the Employer’s long-term disability program provided such Participant becomes totally and permanently disabled after the attainment of age thirty-two (32) and the completion of five (5) years of Vested Service. In the event such Participant’s disability benefits under the Employer’s long-term disability program end on a date prior to his entitlement to a Normal Retirement Benefit, such date shall, unless he again becomes an Employee of the Employer, be deemed to be the date of his Termination of Service and his entitlement to a Retirement Benefit, if any, shall be determined pursuant to Section 7.4, 7.5 or 7.7, whichever is applicable.

(v)	Subject to the provisions of Section 9.10, a Participant who, at the time of a One Year Period of Severance satisfied the requirements for a Vested Retirement Benefit pursuant to Section 7.5 or 13.3 and is subsequently reemployed by the Employer, shall upon his reemployment be credited with his Credited Service prior to such One Year Period of Severance with the Employer.

(vi)	A Participant who incurs a One Year Period of Severance without fulfilling the requirements for a Vested Retirement Benefit pursuant to Section 7.5 or 13.3 and who subsequently performs an Hour of Service with the Employer, shall, subject to the provisions of Section 9.10, be credited with his Credited Service prior to such severance only if the total Period of Severance (expressed in years and any fraction thereof) is less than the greater of: (A) five (5) years or (B) the aggregate total number of years and any fraction thereof of his Vested Service prior to such severance; provided, however, that a Participant’s Credited Service prior to the Restatement Date shall not be recredited to the Participant if such Credited Service was disregarded under the break in service provisions of

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Vested and Credited Service

the Prior Plan as in effect on the day immediately preceding the Restatement Date.

(vii)	Affiliated Service shall be deemed employment by the Employer. Notwithstanding the foregoing, for purposes of determining Credited Service for Employees of SBU Mortgage who became Employees of the Sponsoring Employer on July 1, 1998, employment prior to July 31, 1998 shall be deemed employment with SBU Mortgage.

(viii)	Notwithstanding the foregoing provisions of Section 6.2(c), Credited Service shall not include any portion of an absence for maternity or paternity reasons set forth in Section 5.2(a) that occurs after the first anniversary of the commencement of such absence.

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Article VII -

Benefits

ARTICLE VII -

BENEFITS

7.1	General

Unless the context clearly indicates otherwise, the Retirement Benefits set forth in this Article VII are determined on the basis of a Straight Life Annuity.

7.2	Normal Retirement Benefit

A Participant’s right to his Accrued Benefit shall be fully vested at his Normal Retirement Age and, subject to the provisions of Section 9.10, such Participant shall be entitled to the payment of a Normal Retirement Benefit commencing on his Normal Retirement Date.

The annual Normal Retirement Benefit shall be determined as follows:

(a)	With respect to all Participants (other than Participants included in Section 7.2(b) prior to July 31, 1998, and commencing August 1, 1998 Participants included in Section 7.2(d), but not including any such Participants’ Credited Service while an Employee of the Sponsoring Employer prior to July 1, 1998), the annual Normal Retirement Benefit shall be equal to (i) plus (ii) minus (iii) where (i), (ii) and (iii) are as follows:

(i)	2% of the Participant’s Average Annual Earnings multiplied by the number of years and any fraction thereof of his Credited Service prior to January 1, 1986.

(ii)	1-2/3% of the Participant’s Average Annual Earnings multiplied by the number of years and any fraction thereof of his Credited Service after December 31, 1985.

(iii)	1-2/3% of the Participant’s Primary Social Security Benefit multiplied by the number of years and any fraction thereof of his Credited Service after December 31, 1982, up to a maximum of thirty (30) years.

The sum of the years of Credited Service of (i) and (ii) above shall not exceed thirty (30) years. If a Participant has in excess of thirty (30) years of Credited Service upon his Termination of Service, the allocation of Credited Service between (i) and (ii) above shall be the allocation that produces the larger benefit.

Notwithstanding the foregoing, a Participant’s Normal Retirement Benefit under this Section 7.2(a) shall not be less than the greater of:

(A)	the Participant’s Accrued Benefit on December 31, 1982 as determined under the provisions of the Prior Plan in effect as of that date,

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(B)	the greatest Early Retirement Benefit which the Participant would have been entitled to receive had he retired at an earlier date. The preceding sentence shall not take effect if the Normal Retirement Benefit is less than the greatest Early Retirement Benefit solely by reason of an increase in a Participant’s Primary Social Security Benefit, or

(C)	the benefit preserved under Section 14.4.

(b)	Commencing October 1, 1989 and prior to July 31, 1998, with respect to Participants who are Employees of SBU Mortgage Corp and who became Employees of the Sponsoring Employer on July 1, 1998, the annual Normal Retirement Benefit shall be equal to (i) plus (ii) where (i) and (ii) are as follows:

(i)	2% of the Participant’s Average Annual Earnings multiplied by the number of years and any fraction thereof of his Credited Service with SBU Realty Credit Corporation prior to October 1, 1989.

(ii)	1-2/3% of the Participant’s Average Annual Earnings multiplied by the number of years and any fraction thereof of his Credited Service with SBU Realty Credit Corporation and/or SBU Mortgage Corp after September 30, 1989 and prior to August 1, 1998 and with the Sponsoring Employer after June 30, 1998 and prior to August 1, 1998.

The sum of the years of Credited Service of (i) and (ii) above shall not exceed thirty (30) years. If a Participant has in excess of thirty (30) years of Credited Service upon his Termination of Service, the allocation of Credited Service between (i) and (ii) above shall be the allocation that produces the larger benefit.

(c)	Notwithstanding the foregoing, a Participant’s Normal Retirement Benefit under Section 7.2(b) shall not be less than the greater of:

(A)	the Participant’s accrued benefit on September 30, 1989, as determined under the provisions of The Retirement Plan of SBU Realty Credit Corporation in Retirement System for Savings in effect as of that date,

(B)	the greatest Early Retirement Benefit which the Participant would have been entitled to receive had he retired at an earlier date, or

(C)	the benefit preserved under Section 14.4.

(d)	Commencing August 1, 1998, with respect to Participants who were Employees of SBU Mortgage Corp prior to June 30, 1998, and who became Employees of the Sponsoring Employer on July 1, 1998, the annual Normal Retirement Benefit shall be equal to the sum of (i) plus (ii), where (i) and (ii) are as follows:

(i)	the annual Normal Retirement Benefit set forth under Section 7.2(b);

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Plus

(ii)	Commencing August 1, 1998, 1-2/3% of the Participant’s Average Annual Earnings multiplied by the number of years and any fraction thereof of his Credited Service with the Sponsoring Employer, minus

1-2/3% of the Participant’s Primary Social Security Benefit multiplied by the number of years and any fraction thereof of his Credited Service with the Sponsoring Employer, up to a maximum of thirty (30) years.

The sum of the years of Credited Service of (i) and (ii) above shall not exceed thirty (30) years. If a Participant has in excess of thirty (30) years of Credited Service upon his Termination of Service, the allocation of Credited Service between (i) and (ii) above shall be the allocation that produces the larger benefit.

Notwithstanding the foregoing, a Participant’s Normal Retirement Benefit under this Section 7.2(d) shall not be less than the greater of:

(A)	the Participant’s accrued benefit on August 1, 1998, as determined under the provisions of the Plan in effect as of that date,

(B)	the greatest Early Retirement Benefit which the Participant would have been entitled to receive had he retired at an earlier date, or

(C)	the benefit preserved under Section 14.4.

7.3	Postponed Retirement Benefit

(a)	Subject to the provisions of Section 9.10, a Participant in the employment of the Employer beyond his Normal Retirement Date shall be entitled to the payment of a Postponed Retirement Benefit commencing on his Postponed Retirement Date.

(b)	The annual Postponed Retirement Benefit shall be calculated in the same manner as the annual Normal Retirement Benefit determined in accordance with Section 7.2. Subject to the provisions of Section 9.10 and subject to the limitations of Section 6.2, Compensation and Credited Service accrued by the Participant prior to his Postponed Retirement Date shall be used to compute his Postponed Retirement Benefit.

(c)	Notwithstanding the foregoing, the Postponed Retirement Benefit for a Participant whose Postponed Retirement Date occurs after the date he attains the age of seventy and one-half (70-1/2) shall not be less than the Actuarial Equivalent of the Postponed Retirement Benefit that would have been payable if benefit payments had begun on the date the Participant attained the age of seventy and one-half (70-1/2).

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7.4	Early Retirement Benefit

A Participant who at the time of his Termination of Service has a minimum of five (5) consecutive years of Vested Service with the Employer shall be eligible for an Early Retirement Benefit provided (a) he has attained age sixty (60), or (b) he has completed thirty (30) or more years of Vested Service with the Employer and any other Participating Employer (including any service recognized for early retirement benefit eligibility purposes under the plan of a Former Participating Employer prior to the termination or withdrawal of its plan in the Trust), or (c) the sum of his attained age and Vested Service with the Employer and any other Participating Employer (including any service recognized for early retirement benefit eligibility purposes under the plan of a Former Participating Employer prior to the termination or withdrawal of its plan in the Trust) equals or exceeds seventy-five (75) years.

The annual Early Retirement Benefit shall be determined in accordance with the provisions of Section 7.2 but shall recognize only that Compensation and Credited Service accrued by the Participant prior to his Termination of Service.

The Early Retirement Benefit shall be a deferred benefit commencing upon the Participant’s Normal Retirement Date. A Participant who is eligible to receive an Early Retirement Benefit may elect, however, to have such benefit commence prior to his Normal Retirement Date on the first day of any calendar month coincident with or next following his Termination of Service.

When a Participant’s Early Retirement Benefit commences prior to his Normal Retirement Date, the annual benefit payable to such Participant shall be equal to the greater of (i) the Early Retirement Benefit reduced by .25% for each calendar month that benefit payments commence prior to his Normal Retirement Date and (ii) the Actuarial Equivalent of the Early Retirement Benefit that would have been payable if benefit payments were deferred to his Normal Retirement Date.

In determining the amount of the Primary Social Security Benefit reduction it shall be assumed that for purposes of the Social Security Act a Participant’s Compensation or, if greater, his Average Annual Earnings at his Termination of Service with the Employer would have continued until his attainment of his Normal Retirement Date.

Notwithstanding the foregoing, the Early Retirement Benefit for a Participant shall not be less than the benefit preserved under Section 14.4.

7.5	Vested Retirement Benefit

(a)	A Participant who at the time of his Termination of Service (for reasons other than death) has completed at least five (5) years of Vested Service shall be eligible for a Vested Retirement Benefit. Vested Service shall not include that portion of an Employee’s Period of Service with the Employer which is prior to the Employee’s attainment of age eighteen (18).

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(b)	The Vested Retirement Benefit shall commence on a Participant’s Normal Retirement Date and shall be calculated in the same manner as an Early Retirement Benefit with payment deferred to his Normal Retirement Date.

(c)	A Participant who becomes eligible for receipt of an Early Retirement Benefit may elect to have his Vested Retirement Benefit commence prior to his Normal Retirement Date. The benefit payable at such earlier date shall commence on the first day of any calendar month coincident with or next following the earliest date on which he would be eligible to receive an Early Retirement Benefit under the provisions of the plan in effect on the date the Participant incurs a Termination of Service.

(d)	For purposes of determining eligibility for an Early Retirement Benefit under Section 7.5(c), only the Participant’s Vested Service at the time of his Termination of Service and his attained age at the commencement of benefit payments shall be considered. The benefit payable at such earlier date shall be the Actuarial Equivalent of the Vested Retirement Benefit that would have been payable if benefit payments were deferred to his Normal Retirement Date.

(e)	Notwithstanding the foregoing, the Vested Retirement Benefit for a Participant shall not be less than the benefit preserved under Section 14.4.

7.6	Disability Retirement Benefit

This Plan does not provide a Disability Retirement Benefit. However, the Plan provides for a continuation of Vested Service and Credited Service under Section 6.1 and Section 6.2, respectively, for totally and permanently disabled Participants.

(a)	A Participant who becomes disabled prior to his Normal Retirement Date and who is eligible to receive benefits under the Employer’s long-term disability program shall have such period of disability considered in determining Vested Service as provided under Section 6.1 and Credited Service as provided under Section 6.2.

(b)	A Participant who is no longer eligible to receive benefits under the Employer’s long-term disability program for reasons other than death and who is not reemployed by the Employer, may apply for an Early Retirement Benefit or Vested Retirement Benefit, if applicable, under the provisions of the Plan as in effect on the date the Participant incurs a Termination of Service.

(c)	The Eligible Beneficiaries of an Eligible Participant who is no longer eligible to receive benefits under the Employer’s long-term disability program for the reason of death, may be entitled to receive a Preretirement Survivor Annuity under the provisions of the Plan as in effect on the date the Participant incurs a Termination of Service.

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(d)	This Section 7.6 shall be construed and administered to comply with the requirements of the Americans with Disability Act of 1990 and any applicable regulations promulgated thereunder.

7.7	Death Benefits

The following benefits shall be paid automatically upon a Participant’s death:

(a)	Preretirement Survivor Annuity

(i)	The Eligible Beneficiaries of an Eligible Participant shall be entitled to receive a monthly Preretirement Survivor Annuity.

For purposes of this Section 7.7(a) the following definitions shall apply:

“Eligible Beneficiaries” shall mean:

(A)	Surviving Spouse—a spouse to whom the Participant was legally married for at least one (1) year and which marriage had not been dissolved by formal divorce proceeding at time of his death.

(B)	Eligible Children—any natural child or children of the Participant or any child or children legally adopted by the Participant at least one (1) year prior to the Participant’s death who have not attained the age of twenty-one (21) at the time of the Participant’s death.

“Eligible Participant” shall mean a Participant who at the time of his death was employed by the Employer and (I) attained age sixty (60) or (II) the sum of whose attained age and Vested Service consisting of (1) Vested Service determined pursuant to Section 6.1 and (2) service with any other Participating Employer or Former Participating Employer (including any service recognized for preretirement survivor benefit eligibility purposes under the plan of a Former Participating Employer prior to the termination or withdrawal of its plan in the Trust) equals or exceeds sixty-five (65) years or (III) is eligible for a Vested Retirement Benefit.

(ii)	Upon the death of an Eligible Participant, a monthly Preretirement Survivor Annuity shall be paid to and for the life of the Surviving Spouse. If there is no such Surviving Spouse at the time of the Participant’s death or if the Surviving Spouse subsequently dies, the monthly benefit shall be divided equally among, and paid to, Eligible Children who at the date of any such payment shall have not yet attained the age of twenty-one (21). The Preretirement Survivor Annuity shall be paid as follows:

(A)	The monthly Preretirement Survivor Annuity payments to the Surviving Spouse shall commence on the first day of the calendar

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month coincident with or next following the later of the date of the Eligible Participant’s death and the date on which the Eligible Participant would have attained his Normal Retirement Age, if he had lived. Such benefit shall be equal to the Normal Retirement Benefit, Postponed Retirement Benefit, Early Retirement Benefit deferred to the Eligible Participant’s Normal Retirement Date or Vested Retirement Benefit deferred to the Eligible Participant’s Normal Retirement Date that would have been provided under the Plan had the Eligible Participant retired on the date of his death. In calculating the amount of such benefit, it will be assumed that the Eligible Participant had effectively elected on the date of his death to receive a 100% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary.

(B)	Notwithstanding Section 7.7(a)(ii)(A), an Eligible Participant’s Surviving Spouse may elect that payment of the monthly Preretirement Survivor Annuity shall commence on the first day of the calendar month coincident with or next following the date of the Eligible Participant’s death. In calculating the amount of such benefit it will be assumed that the Plan provisions permitted early retirement as early as the date of the Eligible Participant’s death, and the Eligible Participant had effectively elected on the date of his death to receive an immediate 100% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary.

(C)	If (I) the Eligible Participant has a Surviving Spouse and Eligible Children on the date of his death, (II) payments to the Surviving Spouse have commenced, (IIl) the Surviving Spouse dies and (IV) there are Eligible Children who have not attained age twenty-one (21) at the time of the Surviving Spouse’s death, the same monthly Preretirement Survivor Annuity that was payable to the Surviving Spouse shall continue to be paid to such Eligible Children until the youngest child attains age twenty-one (21). Such benefit shall commence on the first day of the calendar month coincident with or next following the date of the Surviving Spouse’s death and shall be divided equally among, and paid to, each Eligible Child who, on the date of each such payment, shall not have attained age twenty-one (21).

(D)	If (I) the Eligible Participant has a Surviving Spouse and Eligible Children on the date of his death, (II) payments to the Surviving Spouse are deferred until the Eligible Participant would have attained Normal Retirement Age, (III) the Surviving Spouse dies prior to the commencement of benefit payments and (IV) there are Eligible Children who have not attained age twenty-one (21) at the

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time of the Surviving Spouse’s death, a monthly Preretirement Survivor Annuity shall be payable to such Eligible Children. Such benefit shall commence on the first day of the calendar month coincident with or next following the date of the Surviving Spouse’s death and shall be divided equally among, and paid to, the Eligible Children who, on the date of such payment, shall not have attained age twenty-one (21). The benefit will be calculated assuming that the Eligible Participant had effectively elected on his date of death to receive a 100% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary with payments to commence on the date of his Surviving Spouse’s death and to continue until the youngest child attains age twenty-one (21) and the Plan provisions permitted early retirement as early as the date of the Surviving Spouse’s death.

(E)	If the Eligible Participant has no Surviving Spouse on the date of his death but is survived by Eligible Children, a monthly Preretirement Survivor Annuity shall be payable to such Eligible Children with payments to continue until the youngest child attains age twenty-one (21). Such benefit shall commence on the first day of the calendar month coincident with or next following the Eligible Participant’s death and shall be divided equally among, and paid to, the Eligible Children who, on the date of such payment, shall not have attained age twenty-one (21). The benefit shall be calculated assuming that (1) the Eligible Participant had effectively elected on his date of death to receive a 100% Joint and Survivor Benefit with the designated Beneficiary thereunder being a person of the opposite sex with the same date of birth as the Eligible Participant, (II) the Eligible Participant had not chosen a deferred payment and (III) the Plan provisions permitted early retirement as early as the date of the Eligible Participant’s death.

(F)	Notwithstanding the foregoing, in no event shall the Preretirement Survivor Annuity payable under this Section 7.7(a) be less than 50% of the Normal Retirement Benefit or the Early Retirement Benefit deferred to the Eligible Participant’s Normal Retirement Date that would have been payable had the Eligible Participant retired on the date of his death. In calculating the amount of such benefit it will be assumed that (1) the Plan provisions permitted early retirement as early as the date of the Eligible Participant’s death and (II) the Eligible Participant had effectively elected on the date of his death to receive a Straight Life Annuity.

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(b)	Post Termination Survivor Annuity

(i)	A Participant who is eligible for an Early Retirement Benefit, a Normal Retirement Benefit or a Postponed Retirement Benefit upon his Termination of Service with the Employer and dies prior to the earliest of: (A) sixty (60) days following his Termination of Service, (B) the date benefit payments commence, or (C) the effective date of any benefit election, shall be deemed not to have retired and a Preretirement Survivor Annuity shall be payable as though his death had occurred at the time of his Termination of Service.

(ii)	A Participant who is eligible for an Early Retirement Benefit, a Normal Retirement Benefit or a Postponed Retirement Benefit and who has not elected to receive a Lump Sum Benefit described in Section 9.5(e) and who dies (A) more than sixty (60) days following his Termination of Service with the Employer and (B) prior to the earlier of: (I) the date benefit payments commence or (II) the effective date of any benefit election shall, if he has a Surviving Spouse (as defined under Section 7.7(a)(i)), be deemed to have chosen to have benefits commence (1) if the Participant was eligible for an Early Retirement Benefit or a Normal Retirement Benefit, on his Normal Retirement Date or, if earlier, on the commencement date specified in any benefit election that is in effect on the date of his death or (2) if the Participant was eligible for a Postponed Retirement Benefit, on his Postponed Retirement Date, and be deemed to have elected a 50% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary. Notwithstanding the foregoing, the Participant’s Surviving Spouse may elect to have benefits commence on the date of the Participant’s death in which case the Participant shall be deemed to have chosen to have benefits commence on such date and to have elected a 50% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary.

(iii)	If a Participant has not satisfied the eligibility requirements for an Early Retirement Benefit and has not elected a Lump Sum Benefit described in Section 9.5(e) but (A) incurred a Termination of Service while entitled to a Vested Retirement Benefit under Section 7.5 or 13.3, and (B) dies prior to the date his benefit payments are scheduled to commence, he shall, if he has a Surviving Spouse as defined under Section 7.7(a)(i), be deemed to have elected to receive a 50% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary and chosen to have had his benefit commence on his Normal Retirement Date; provided, however that the Participant’s Surviving Spouse as defined under Section 7.7(a)(i) may elect to have benefits commence on the earliest date following his death on which an Early Retirement Benefit could have commenced under the provisions of the Plan as in effect on the date the Participant incurs a Termination of Service and the benefit paid to such Surviving Spouse shall

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be determined as if the Participant had elected to receive a 50% Joint and Survivor Benefit with his Surviving Spouse as his Beneficiary and had chosen to have benefits commence as of the date elected by the Surviving Spouse.

7.8	Determination of Primary Social Security Benefit

A Participant’s Primary Social Security Benefit shall be determined by applying, on a uniform, nondiscriminatory basis, to the Participant’s Compensation or, if greater, his Average Annual Earnings, a salary scale developed from the national estimated average wages as determined by the Social Security Administration for the years prior to such Participant’s Termination of Service. However, a Participant has the right to request the Employee Benefits Committee to recalculate his Primary Social Security Benefit provided he supplies the Employee Benefits Committee with complete and accurate documentation of his actual covered wage history obtained from the Social Security Administration within one (1) year following the later of (i) his Termination of Service and (ii) the date when the Participant is notified of the benefit to which he is entitled. If such documentation is supplied, his Primary Social Security Benefit shall be recalculated and, to the extent that such Primary Social Security Benefit enters into the determination of the Participant’s Retirement Benefit, shall result in an adjustment, upward or downward, in such Retirement Benefit retroactively to the date of his benefit commencement date.

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Limitations and Restrictions on Benefits

ARTICLE VIII -

LIMITATIONS AND RESTRICTIONS ON BENEFITS

8.1	Section 415 Limitations

(a)	Definitions.

For purposes of this Section 8.1, the following words and phrases shall have the meanings hereafter ascribed to them:

(i)	“Annual Additions” shall mean the sum of the following amounts credited to a Participant’s account or accounts during the Limitation Year:

(A)	Employer contributions,

(B)	Employee contributions,

(C)	forfeitures, and

(D)	(1) amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(1)(2) of the Code, that is part of a pension or annuity plan maintained by the Employer and (2) amounts derived from contributions, paid or accrued after December 31, 1985, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund are treated as Annual Additions to a defined contribution plan.

The Annual Additions for a Limitation Year commencing prior to the Restatement Date shall be determined in accordance with the provisions of the Prior Plan.

(ii)	“Current Accrued Benefit” shall mean a Participant’s annual accrued benefit under the Plan, determined in accordance with the meaning of Section 415(b)(2) of the Code, as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987. In determining the amount of a Participant’s Current Accrued Benefit, the following shall be disregarded:

(A)	any change in the terms and conditions of the Prior Plan after May 5, 1986; and

(B)	any cost-of-living adjustment occurring after May 5, 1986.

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(iii)	“Defined benefit plan” and “defined contribution plan” shall have the meanings set forth in Section 415(k) of the Code.

(iv)	“Defined Benefit Plan Fraction” for a Limitation Year shall mean a fraction, (A) the numerator of which is the aggregate Projected Annual Benefit (determined as of the last day of the Limitation Year) of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer, and (B) the denominator of which is the lesser of (I) the product of 1.25 (or such adjustment as required under Section 13.5) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code, or (II) the product of 1.4 and the amount which may be taken into account with respect to such Participant under Section 415(b)(1)(B) of the Code for such Limitation Year. Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans of the Employer in existence on May 6, 1986, the dollar limitation used to determine the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the Participant’s Current Accrued Benefit.

(v)	“Defined Contribution Plan Fraction” for a Limitation Year shall mean a fraction, (A) the numerator of which is the sum of the Participant’s Annual Additions under all defined contribution plans (whether or not terminated) maintained by the Employer for the current year and all prior Limitation Years (including Annual Additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer) and the Annual Additions attributable to the Participant’s welfare benefit funds as defined under Section 419(e) of the Code or individual medical accounts as defined under Section 415(1)(2) of the Code, maintained by the Employer), and (B) the denominator of which is the sum of the maximum aggregate amounts for the current year and all prior Limitation Years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). “Maximum aggregate amounts” shall mean the lesser of (I) the product of 1.25 (or such adjustment as required under Section 13.5) and the dollar limitation in effect under Section 415(c)(1)(A) of the Code adjusted as prescribed by the Secretary of the Treasury under Section 415(d) of the Code or (II) the product of 1.4 and the amount that may be taken into account under Section 415(c)(1)(B) of the Code; provided, however, the Employee Benefits Committee may elect, on a uniform and nondiscriminatory basis, to apply the special transition rule of Section 415(e)(7) of the Code applicable to Limitation Years ending before January 1, 1983 in determining the denominator of the Defined Contribution Plan Fraction.

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If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

(vi)	“Highest Average Compensation” shall mean the average Section 415 Compensation of a Participant for the three (3) consecutive calendar years during which he was a Participant in the Plan that produces the highest such average. If an Employee was a Participant for less than three (3) consecutive years, the number of his consecutively completed calendar years during which he was a Participant shall be used to compute such average.

(vii)	“50% Joint and Survivor Benefit” shall have the meaning set forth in Section 9.5(c) with the Spouse as the designated Beneficiary.

(viii)	“100% Joint and Survivor Benefit” shall have the meaning set forth in Section 9.5(b) with the Spouse as the designated Beneficiary.

(ix)	“Limitation Year” shall mean the Plan Year.

(x)	“Maximum Permissible Dollar Amount” shall mean $90,000. Such amount shall be adjusted in accordance with the provisions of Section 8.1(c).

(xi)	“Projected Annual Benefit” under a defined benefit plan shall mean the annual retirement benefit to which a participant would be entitled under such plan if he were to continue in employment until his normal retirement age under such plan (or until his current age, if later), his Section 415 Compensation for the Limitation Year under consideration remains the same until the date he attains such age, and all other relevant factors used to determine benefits under the plan were to remain the same as in the current Limitation Year for all future Limitation Years.

(xii)	“Section 415 Compensation” shall be a Participant’s remuneration as defined under Income Tax Regulations Sections 1.415-2(d)(2), (3) and (6).

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For the purpose of determining Section 415 Compensation for any Limitation Year, amounts shall be includable in the Limitation Year in which they are actually paid or made available to the Participant. For purposes of this Section, effective for Limitation Years commencing after December 31, 1997, Section 415 Compensation shall include (A) any elective deferral (as defined in Section 402(g)(3) of the Code, and (B) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 or 457 of the Code.

For purposes of this Section 8.1(a)(xii), effective for Limitation Years commencing on or after January 1, 1998, for purposes of applying the limitations described in this Section 8.1, compensation paid or made available during such Limitation Years shall include elective amounts that are not includable in the gross income of an Employee by reason of Section 132(f)(4) of the Code.

(xiii)	“Social Security Retirement Age” shall mean the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such section shall be applied (A) without regard to the age increase factor and (B) as if the early retirement age under Section 216(1)(2) of such Act were sixty-two (62).

(xiv)	“Straight Life Annuity” shall have the meaning set forth in Section 9.5(a).

(b)	For purposes of applying the Section 415 limitations, the Employer and all members of a controlled group of corporations, as defined under Section 414(b) of the Code as modified by Section 415(h) of the Code, all commonly controlled trades or businesses, as defined under Section 414(c) of the Code, as modified by Section 415(h) of the Code, all affiliated service groups, as defined under Section 414(m) of the Code, of which the Employer is a member or was a member for any period, provided a Participant was employed by such member during the period of affiliation, as well as any leasing organization, as defined under Section 414(n) of the Code that employs any person who is considered an Employee under Section 414(n) of the Code, and any other entity required to be aggregated with the Employer pursuant to regulations promulgated by the Secretary of the Treasury under Section 414(o) of the Code shall be treated as the Employer.

(c)	Limitations.

Anything to the contrary notwithstanding, any Retirement Benefits attributable to Employer contributions provided under the Plan shall be subject to the following limitations:

(i)	The maximum annual benefit payable as a Straight Life Annuity, or as a 100% Joint and Survivor Benefit or 50% Joint and Survivor Benefit shall

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be the lesser of: (A) the Maximum Permissible Dollar Amount or (B) 100% of the Participant’s Highest Average Compensation.

(ii)	A benefit payable to any Participant which does not exceed a maximum of $10,000 for any Plan Year shall be deemed not to exceed the foregoing limitations if the Participant did not at any time participate in a defined contribution plan, a welfare benefit plan as defined under Section 419A(d)(2) of the Code or an individual medical account as defined under Section 415(1)(2) of the Code maintained by the Employer. The aforementioned $10,000 maximum shall be subject to the provisions of Section 8.1(c)(iv).

(iii)	A benefit payable in any form other than a Straight Life Annuity or a 100% Joint and Survivor Benefit or 50% Joint and Survivor Benefit shall be adjusted to the Actuarial Equivalent of a Straight Life Annuity before applying the limitations of this Section 8.1(c). The Actuarial Equivalent of a Straight Life Annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a five percent (5%) interest rate assumption, and effective for Limitation Years beginning after December 31, 1994, the GATT Applicable Mortality Table as set forth in Section E. of Appendix A. In determining the Actuarial Equivalent of a Straight Life Annuity for any lump sum distribution or benefit form other than a nondecreasing annuity payable for a period of not less than the life of the Participant (or in the case of a qualified Preretirement Survivor Annuity, the life of the surviving Spouse) or decreases during the life of the Participant merely because of: (A) the death of the survivor annuitant (but only if the reduction is not below fifty percent (50%) of the annual benefit payable before the death of the survivor annuitant), or (B) the cessation or reduction of Social Security supplements of qualified disability payments as defined in Section 411(a)(9) of the Code, the “GATT Applicable Interest Rate,” as defined in Section E. of Appendix A of the Plan, will be substituted for a “five percent (5%) interest rate assumption” in the preceding sentence.

(iv) (A)	If a Participant has completed less than ten (10) years of participation in the defined benefit plan of the Employer, the Maximum Permissible Dollar Amount set forth in Section 8.1(c)(i)(A) above shall be reduced by multiplying such limitation by a fraction, the numerator of which shall be the number of years and fraction thereof of such Participant’s participation and the denominator of which shall be ten (10).

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(B)	If a Participant has completed less than ten (10) years of employment with the Employer, the limitation set forth in Section 8.1(c)(i)(B) and the $10,000 maximum set forth in Section 8.1(c)(ii) above shall be reduced by multiplying such amount by a fraction, the numerator of which is the number of years and fraction thereof of such Participant’s employment and the denominator of which is ten (10).

(C)	In no event shall the reduction set forth in Section 8.1(c)(iv)(A) or (B) reduce the limitations set forth in Section 8.1(c)(i) or the maximum set forth in Section 8.1(c)(ii) to an amount less than one-tenth (1/10th) of such limitation or maximum, whichever is applicable, determined without regard to this Section 8.1(c)(iv).

(D)	To the extent provided in regulations prescribed by the Secretary of the Treasury or his delegate, this Section 8.1(c)(iv) shall be applied separately with respect to each change in the benefit structure of the Plan.

(v) (A)	The Maximum Permissible Dollar Amount, and in the case of a Participant who has incurred a Termination of Service, the Participant’s Highest Average Compensation, shall be adjusted for increases in the cost-of-living in accordance with appropriate regulations prescribed by the Secretary of the Treasury or his delegate in accordance with Section 415(d) of the Code. Each annual adjustment shall be limited to the scheduled annual increase, as determined by the Secretary, and shall be effective for the Limitation Year within which such increase has become effective.

(B)	In the event that the annual benefit otherwise payable to a Participant who has retired or terminated employment has been limited by the Maximum Permissible Dollar Amount, such limited annual benefit shall be increased in accordance with any automatic cost-of-living adjustments in such dollar amount made pursuant to Section 8.1(c)(v)(A).

(vi)	A Participant’s benefit which commences after his Social Security Retirement Age may exceed the Maximum Permissible Dollar Amount provided the Actuarial Equivalent of such annual benefit commencing at his Social Security Retirement Age satisfies such Maximum Permissible Dollar Amount actuarially adjusted to the date of retirement. The Actuarial Equivalent of the Maximum Permissible Dollar Amount commencing after his Social Security Retirement Age, shall be determined as the lesser of the equivalent annual benefit computed using the interest rate and

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mortality table (or other tabular factor) specified in the Plan for purposes of determining the Actuarial Equivalent for a Postponed Retirement Benefit and the equivalent annual benefit computed using a five percent (5%) interest rate assumption, and effective for Limitation Years beginning after December 31, 1994, the GATT Applicable Mortality Table as set forth in Section E. of Appendix A of the Plan.

(vii)	If a Participant’s benefit commences prior to his Social Security Retirement Age, the Maximum Permissible Dollar Amount shall be determined as follows:

(A)	If a Participant’s Social Security Retirement Age is sixty-five (65), the Maximum Permissible Dollar Amount of a benefit commencing on or after age sixty-two (62) is determined by reducing the Maximum Permissible Dollar Amount by five-ninths of one percent (5/9ths of 1%) for each month by which such benefit commences before the month in which the Participant attains age sixty-five (65).

(B)	If a Participant’s Social Security Retirement Age is greater than sixty-five (65), the Maximum Permissible Dollar Amount of a benefit commencing on or after age sixty-two (62) is determined by reducing the Maximum Permissible Dollar Amount by five-ninths of one percent (5/9ths of 1%) for each of the first thirty-six(36) months and five-twelfths of one percent (5/12ths of 1%) for each of the additional months (up to twenty-four (24) months) by which such benefit commences before the month in which the Participant attains his Social Security Retirement Age.

(C)	If a Participant’s benefit commences prior to age sixty-two (62), the Maximum Permissible Dollar Amount shall be equal to a benefit commencing at age sixty-two (62) reduced in accordance with subsection (A) or (B) above, whichever is applicable, and further reduced to the Actuarial Equivalent of such benefit determined as of the benefit commencement date. In determining the Actuarial Equivalent of a benefit commencing prior to age sixty-two (62), such benefit shall be determined as the lesser of the equivalent annual benefit computed using the Plan rates for an Early Retirement Benefit as set forth in Section 7.4, and the equivalent annual benefit computed using a five percent (5%) interest rate, and effective for Limitation Years beginning after December 31, 1994, the GATT Applicable Mortality Table as set forth in Section E. of Appendix A of the Plan.

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(viii)	If any retirement benefits shall be payable to or on account of any Participant in this Plan under any other defined benefit plan(s) (whether or not terminated) maintained by the Employer, the limitation applicable to such Participant for the purposes of this Section 8.1 shall be determined by combining the benefits payable under this Plan and the retirement benefits of all other such defined benefit plan(s). To the extent necessary, the benefit under this Plan shall be reduced to insure that such combined benefits shall not exceed the limitation applicable to such Participant. Notwithstanding the foregoing, in the case of a Participant who was a participant in one or more defined benefit plans of the Employer in existence on May 6, 1986, the limitations of this Section 8.1 shall not be less than the Participant’s Current Accrued Benefits under all such defined benefit plans as of the end of the last Limitation Year beginning before January 1, 1987. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code, as in effect at the end of the 1986 Limitation Year.

In the case of a Participant who was a participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1994, the limit applicable to such Participant for purposes of this Section 8.1 shall not cause the Maximum Permissible Dollar Amount for such Participant under all such defined benefit plans to be less than the Participant’s Old Law Benefit. The preceding sentence applies only if such defined benefit plans met the requirements of Code Section 415 on December 7, 1994.

(ix)	Notwithstanding the limitations of Section 8.1(c), if a Participant is also a participant in any defined contribution plan of the Employer, the benefit payable under this Plan shall be reduced, to the extent necessary as determined by the Employee Benefits Committee, so as not to exceed the overall limitations on benefits and contributions of Section 415(e) of the Code. For this purpose, the Employee Benefits Committee will compute the Participant’s Defined Benefit Plan Fraction and Defined Contribution Plan Fraction and will make any necessary adjustments so that the sum of the fractions, for any Limitation Year, will not exceed 1.0. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury or his delegate so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year. This subsection (ix) shall not apply with respect to Plan Years beginning on or after January 1. 2000.

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8.2	Restrictions on Twenty-five Highest Paid

The following provisions relating to restrictions on benefits payable to certain highly compensated employees are applicable:

(a)	For purposes of this Section 8.2, “Restricted Employee” shall mean any one of the twenty-five (25) highest compensated Employees from the group comprised of Highly Compensated Employees (as defined under Section 414(q) of the Code) and Highly Compensated Former Employees (as defined under Section 414(q)(6) of the Code).

(b)	If the Plan is terminated, the benefit which becomes payable to a Restricted Employee must satisfy the nondiscrimination requirements of Section 401(a)(4) of the Code and regulations promulgated thereunder.

(c)	If a benefit becomes payable to a Restricted Employee before the Plan terminates, the maximum annual benefit payable to such Restricted Employee shall be an amount equal to the annual payments which would be payable to him assuming payments in the form of a Straight Life Annuity that is the actuarial equivalent of his Accrued Benefit and other benefits to which the Restricted Employee is entitled under the Plan (other than any social security supplement within the meaning of Income Tax Regulations Section 1.411 (a)-7(c)(4)(ii)).

(d)	Notwithstanding the foregoing, the restrictions set forth in Section 8.2(c) shall not apply if:

(i)	after payment to a Restricted Employee of his Accrued Benefit, the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities as defined under Section 412(I)(7) of the Code; or

(ii)	prior to any payment to the Restricted Employee, the value of the Accrued Benefit payable to the Restricted Employee is less than one percent (1%) of the value of current liabilities as defined under Section 412(I)(7) of the Code; or

(iii)	the value of the Accrued Benefit payable to the Restricted Employee is less than or equal to five thousand dollars ($5,000).

For purposes of this Section 8.2(d), the value of Plan assets and the value of current liabilities must be determined as of the same date.

(e)	If a Participant has effectively elected to receive a Lump Sum Benefit pursuant to Section 9.5(e) and such benefit is subject to the limitations set forth in this Section 8.2, prior to the distribution of his benefit the Participant shall enter into a written agreement to guarantee repayment of the Restricted Amount and shall provide

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security determined by the Trustees to be adequate for such purpose. For the purposes of this Section 8.2(e), Restricted Amount shall mean the excess of the total Lump Sum Benefit over the Participant’s nonrestricted limit, where the nonrestricted limit is equal to the payments that could have been distributed to the Participant if payments were received in the amount set forth in Section 8.2(c). The Employee Benefits Committee may prepare such agreement which shall be subject to the approval of the Trustees or may request the Trustees to prepare such agreement. The Trustees may require that any agreement required pursuant to this Section 8.2(e) be submitted to the Internal Revenue Service for a private letter ruling. The expenses involved with any security arrangement, including but not limited to any request for a private letter ruling, shall be borne by the Participant unless the Employer shall agree to bear all or part of the expenses.

(f)	Any limitations or procedures in this Section 8.2 shall automatically become inoperative and of no effect upon a ruling, regulation or other pronouncement by the Internal Revenue Service that such limitations or procedures are not required, have been superseded or no longer apply.

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ARTICLE IX -

PAYMENT OF BENEFITS

9.1	Application

Subject to the provisions of Sections 9.4(a), 9.6 and 9.8, an eligible Participant must file a completed application with the Employee Benefits Committee during the period that begins one hundred-twenty (120) days prior to the date benefit payments are to commence and ends thirty (30) days prior to such benefit commencement date.

9.2	Standard Form of Benefit Payments

In the absence of an election by a Participant to the contrary, a Participant’s Retirement Benefit shall be payable as: (a) a 50% Joint and Survivor Benefit with his Spouse as the designated Beneficiary or (b) a Straight Life Annuity, if the Participant does not have a Spouse. In the event the 50% Joint and Survivor Benefit is payable, benefit payments shall be reduced to the Actuarial Equivalent of a Straight Life Annuity.

9.3	Notice Requirements

The Employee Benefits Committee shall make every reasonable effort to furnish each Participant, by personal delivery or first class mail, the following information not less than thirty (30) nor more than ninety (90) days prior to his commencement of benefits:

(a)	the terms and conditions of the 50% Joint and Survivor Benefit,

(b)	the Participant’s right to make, and the effect of, an election to waive the 50% Joint and Survivor Benefit,

(c)	the rights of the Participant’s Spouse under the Plan,

(d)	the right to make, and the effect of, a revocation of a previous election to waive the 50% Joint and Survivor Benefit, and

(e)	the relative values of the various optional forms of benefit payments under the Plan.

The Employee Benefits Committee may also permanently post in the Employer’s office or offices the information described in (a) through (e) above in a manner that is reasonably calculated to reach the attention of each Participant.

9.4	Election of Optional Forms of Benefit Payments

(a)	In lieu of the standard form of benefit payments described in Section 9.2, the Participant may elect in writing to receive his benefit payments in any one of the optional forms of benefit payment set forth in Section 9.5. Such election shall be

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in a form approved by the Trustees and the completed election form must be filed with the Employee Benefits Committee during a ninety (90) day election period ending on the benefit commencement date.

(b)	An election by the Participant to receive benefit payments in a form other than that described in Section 9.2(a) or to receive a Joint and Survivor Benefit which would provide the Spouse with a benefit which is less than fifty percent (50%) of the Participant’s benefit, or any election made by the Participant under the provisions of the Plan which is subject to spousal consent, shall not be effective unless (i) the Participant’s Spouse irrevocably consents to such election in writing, (ii) such election designates a Beneficiary or form of benefit payment, which may not be changed without spousal consent, or the consent of the Spouse expressly permits a change in such designation by the Participant without any requirement of further consent by the Spouse, (iii) the Spouse’s consent acknowledges understanding of the effect of such election, and (iv) the consent is witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan representative that such written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, such election shall be deemed a qualified election. Any consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified election, the designated Spouse.

(c)	A Participant who has submitted an election for an optional form of benefit payment to the Employee Benefits Committee may, without the consent of his Spouse, revoke such prior election by submitting written notification of such revocation to the Employee Benefits Committee before the benefit commencement date. Upon revocation, the 50% Joint and Survivor Benefit shall be reinstated unless the Participant elects an optional form of benefit payment in accordance with the provisions of Section 9.4(b). The number of election forms and revocations shall not be limited.

(d)	The terms and conditions of any election for an optional form of benefit payment under this Section 9.4 shall become effective on the benefit commencement date. Whenever payment of benefits to the Participant precedes a payment of benefits to a Beneficiary the following additional terms and conditions shall apply:

If the Beneficiary designated to receive payments under the standard form of benefit described under Section 9.2(a) or under an optional form of benefit (elected or deemed to have been elected by the Participant) dies prior to the commencement of benefit payments to the Participant, the terms and conditions of such election shall be null and void. Subject to the provisions of Section 9.4(b), the Participant shall have the right to elect another form of benefit payment provided such election is executed and filed with the Employee Benefits Committee prior to the Participant’s death or if earlier, the later of: (i) the date the

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Participant’s benefit payments are scheduled to commence or (ii) sixty (60) days following the date of such Beneficiary’s death. Such election shall become effective on the date of its completion and filing with the Employee Benefits Committee but in no event earlier than the date the Participant’s benefit payments are scheduled to commence.

If the Beneficiary designated to receive payments under a Period Certain and Life Benefit dies after the commencement of payments to the Participant but prior to the earlier of the end of the period certain elected or the date of the Participant’s death, the Participant shall, subject to the provisions of Section 9.4(b), have the right to designate another beneficiary, provided such designation is executed and filed with the Employee Benefits Committee prior to the Participant’s death.

9.5	Optional Forms of Benefit Payments

A Participant may, in lieu of the standard form of benefit payments described in Section 9.2, elect to receive his benefit payments in any one of the following optional forms with the right to designate any person or persons as a Beneficiary. Benefits under any optional form other than a Straight Life Annuity shall be the Actuarial Equivalent of those benefits which would have been provided as a Straight Life Annuity.

(a)	“Straight Life Annuity”—A benefit payable in equal monthly installments to the Participant for his life with no benefits payable after his death.

(b)	“100% Joint and Survivor Benefit”—A benefit payable in equal monthly installments to the Participant for his lifetime with the same benefit continuing after his death to and for the lifetime of a surviving Beneficiary.

(c)	“50% Joint and Survivor Benefit”—A benefit payable in equal monthly installments to the Participant for his lifetime with a benefit equal to one-half (1/2) the benefit paid to the Participant continuing after his death to and for the lifetime of a surviving Beneficiary.

(d)	“Period Certain and Life Benefit”—A benefit payable in equal monthly installments to the Participant for his lifetime. If the Participant’s death occurs on or after the expiration of a period certain of five (5), ten (10) or fifteen (15) years, as specified by the Participant in his election of the Period Certain and Life Benefit, no further benefits will be payable. If, however, the Participant’s death occurs before expiration of the period certain, equal monthly installments in the same amount as paid to the Participant prior to his death will be paid to his designated Beneficiary for the remaining portion of such period certain. In the event neither the Participant nor the designated Beneficiary survive to the end of said certain period, a final lump sum distribution equal to the commuted value of any unpaid installments shall be made to the estate of the last to die of (i) the Participant and (ii) his Beneficiary.

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(e)	“Lump Sum Benefit”—A benefit payable as a single lump sum payment. A Lump Sum Benefit shall not be available to a Participant prior to his attainment of age fifty-nine and one-half (59 1/2). Notwithstanding the foregoing sentence, commencing January 1, 2000, a Participant who, while eligible for an Early Retirement Benefit (i) has incurred a Termination of Service and whose Early Retirement Benefit payments have not yet commenced, or (ii) shall incur a Termination of Service on or after January 1, 2000, may elect to receive his benefit payment in the form of a Lump Sum Benefit, provided such Participant has attained age fifty-five (55). Such Lump Sum Benefit shall be determined in accordance with the provisions of Section E. of Appendix A.

Any election by a Participant to receive his benefit in this optional form of benefit payment must be accompanied by a statement to the effect that he has received legal and tax advice regarding the consequences of receiving a Lump Sum Benefit in lieu of the standard form of benefit payment set forth in Section 9.2. No Lump Sum Benefit shall be paid to any Participant prior to (i) the receipt of a private letter ruling from the Internal Revenue Service, if such private letter ruling is required by the Trustees or (ii) if required under Section 8.2(e), a written agreement which guarantees repayment of the Restricted Amount.

No Lump Sum Benefit shall be increased on account of any delay in payment due to the Participant’s failure to properly file the required forms furnished by the Employee Benefits Committee or to otherwise accept such payment.

(f)	A benefit payable to the Participant for his lifetime with some other benefit payable after his death, provided that the form of benefit payment is approved by the Trustees.

Notwithstanding the foregoing provisions, the benefit payable under any optional form of benefit to a Participant who retires on his Postponed Retirement Date shall not be less than the benefit that would have been payable had the Participant retired at his Normal Retirement Date and chosen the same benefit payment form and same Beneficiary. The preceding sentence shall not take effect if the benefit payable under Section 9.5(e) to a Participant who continues in the employ of the Employer after his Normal Retirement Date is less than the benefit that would have been payable under Section 9.5(e) had the Participant retired on his Normal Retirement Date solely by reason of a change in the PBGC interest rate and effective October 1, 1998, the GATT Applicable Interest Rate as set forth in Appendix A section E. which is used in determining the Lump Sum Benefit.

In no event shall any benefit payable to a Participant and his Beneficiary other than his Spouse result in benefit payments to the Participant with a lump sum Actuarial Equivalent that is less than fifty-one percent (51%) of the lump sum Actuarial Equivalent of the aggregate benefit payments payable to the Participant and his Beneficiary, determined as of the effective date of the election.

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9.6	Cash Out of Certain Benefits

(a)	Neither an application form nor the consent of the Participant or the Participant’s Spouse is required for a distribution under the provisions of this Section 9.6(a).

If a Participant whose present value of his nonforfeitable Accrued Benefit is equal to or less than five thousand dollars ($5,000) incurs a Termination of Service when entitled to a Retirement Benefit under the provisions of this Plan, the Participant shall automatically receive a distribution of the present value of his nonforfeitable Accrued Benefit.

If a married Participant (A) is entitled to a Vested Retirement Benefit or (B) has satisfied the requirements for a Preretirement Survivor Annuity or a Post Termination Survivor Annuity and such Participant dies prior to the commencement of benefits when the present value of his nonforfeitable Accrued Benefit is equal to or less than five thousand dollars ($5,000), the Participant’s Spouse shall automatically receive a distribution of the present value of such benefit otherwise payable to the surviving Spouse.

Notwithstanding the foregoing paragraphs, if the present value of the vested Accrued Benefit under this Section 9.6(a) is zero (0), the Participant or, if applicable, the Participant’s Spouse, shall be deemed to have received a distribution of the vested Accrued Benefit.

The present value of the Accrued Benefit under this Section 9.6(a) shall be calculated as of the date of distribution (I) using the mortality table and the PBGC interest rate set forth in Section E.(i) of Appendix A, and effective October 1, 1998, using the GATT Applicable Mortality Table and the GATT Applicable Interest Rate set forth in Section E.(ii) of Appendix A, and (II) assuming the vested benefit is a Straight Life Annuity payable to the Participant at his Normal Retirement Date or, if applicable, his Postponed Retirement Date.

(b)	In the case of a surviving Spouse entitled to a distribution where (i) the present value of the deceased Participant’s nonforfeitable Accrued Benefit was greater than five thousand dollars ($5,000) and (ii) the present value of the benefit otherwise payable to the surviving Spouse is equal to or less than five thousand dollars ($5,000), the Employee Benefits Committee may, with the written consent of the surviving Spouse, distribute the present value of such benefit otherwise payable to the surviving Spouse in a single lump sum. Such present value shall be calculated (A) using the mortality table and the PBGC interest rate set forth in Section E.(i) of Appendix A, and effective October 1, 1998, using the GATT Applicable Mortality Table and the GATT Applicable Interest Rate set forth in Section E.(ii) of Appendix A, and (B) assuming the benefit is a Straight Life Annuity payable to the surviving Spouse at the later of: (I) the Participant’s Normal Retirement Date or, if applicable, Postponed Retirement Date or (II) the death of the Participant, based on the Spouse’s age on such date.

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(c)	If the present value of his nonforfeitable Accrued Benefit is equal to or less than five thousand dollars ($5,000) for either a Retired Participant or a Beneficiary of a Retired Participant, such Retired Participant or Beneficiary of a Retired Participant shall automatically receive a distribution of the present value of his nonforfeitable Accrued Benefit.

(d)	For purposes of Sections 9.6(a) and (c), in the case of benefits payable in the form of (i) a Preretirement Survivor Annuity under Section 7.7(a), (ii) a Joint and Survivor Annuity, as described in Section 9.5(b) or (c), with the Participant’s Spouse as beneficiary, if the present value of the nonforfeitable Accrued Benefit at the time of any distribution exceeds five thousand dollars ($5,000), the present value of the Accrued Benefit at any subsequent time will be deemed to exceed five thousand dollars ($5,000). In addition, if the Participant has begun to receive distributions pursuant to a form of benefits under which at least one scheduled periodic distribution is still payable, and the present value of the Participant’s nonforfeitable Accrued Benefit exceeded the five thousand dollar ($5,000) cash out limit at the time of the first distribution under that optional form, the present value of the Accrued Benefit at any subsequent time will be deemed to exceed five thousand dollars ($5,000). In all other cases, if the present value of a Participant’s nonforfeitable Accrued Benefit determined at the time of any distribution, is equal to or less than five thousand dollars ($5,000), such Participant, or if applicable, a deceased Participant’s beneficiary, shall automatically receive a distribution of the full present value of the nonforfeitable Accrued Benefit. Such determination shall be made without regard to the present value of the Participant’s benefit at the time of any earlier distribution.

9.7	Direct Rollover of Eligible Rollover Distributions

For purposes of this Section 9.7, the following definitions shall apply:

(a)	“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(b)	“Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former spouse.

(c)	“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401 (a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

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(d)	“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective January 1, 2000, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

9.8	Commencement of Benefits

(a)	The initial monthly payment shall be due and payable to a Retired Participant on the first day of the calendar month coincident with or next following the date on which benefit payments under the Plan are scheduled to commence. Subject to the specific provisions of any optional form of benefit payments, if monthly payments to the Retired Participant commenced prior to his death, the initial monthly payment to a Beneficiary shall be due and payable on the first day of the calendar month following the Participant’s death.

(b)	If a Participant dies prior to the commencement of benefit payments, his entire interest shall be distributed solely in accordance with Section 7.7.

(c)	Distributions to 5-percent owners: The vested interest in the Accrued Benefit of a 5-percent owner (as described in Section 416(i) of the Code and determined with respect to the Plan Year ending in the calendar year in which such individual attains age seventy and one-half (70 1/2)) must be distributed or commence to be distributed no later than the first day of April following the calendar year in which such individual attains age seventy and one-half (70 1/2). The vested interest in the Accrued Benefit of a person who is not a 5-percent owner (as described in Section 416(i) of the Code) for the Plan Year ending in the calendar year in which such person attains age seventy and one-half (70 1/2) but who becomes a 5-percent owner (as described in Section 416(i) of the Code) for a later Plan Year must be distributed or commence to be distributed no later than the first day of April following the last day of the calendar year that includes the last day of the

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first Plan Year for which such individual is a 5-percent owner (as described in Section 416(i) of the Code).

(d)	Distributions to other than 5-percent owners:

The vested interest in the Accrued Benefit of an Employee who is not a five-percent owner and who attained age seventy and one-half (70-1/2) prior to January 1, 1988, must be distributed or commence to be distributed no later than the first day of April following the calendar year in which occurs the later of: (i) his termination of employment or (ii) his attainment of age seventy and one-half (70-1/2).

Except as otherwise provided in the following paragraph, the vested interest in the Accrued Benefit of any Employee who attains age seventy and one-half (70-1/2) after December 31, 1987, must be distributed or commence to be distributed no later than the first day of April following the later of: (A) the 1989 calendar year or (B) the calendar year in which such individual attains age seventy and one-half (70-1/2).

Effective January 1, 1997, an Employee otherwise required to receive a distribution under the preceding paragraph, may elect to defer distribution of the Accrued Benefit to the date of his termination of employment without spousal consent. In addition, no spousal consent is required when payments recommence to the Employee, if payments recommence to the Employee with the same Beneficiary and in a form of benefit that is the same, but for the cessation of distributions hereunder.

Notwithstanding the foregoing, the vested interest in the Accrued Benefit of (I) any Employee who becomes a Participant on or after January 1, 1997 or (II) any Employee who attains age seventy and one-half (70-1/2) in a calendar year beginning on or after January 1, 2003, must be distributed or commence to be distributed no later than the first day of April following the calendar year in which occurs the later of: (1) his termination of employment or (2) his attainment of age seventy and one-half (70-1/2).]

Notwithstanding any provisions of the Plan to the contrary, any and all distributions from the Plan shall be made in accordance with Section 401(a)(9) of the Code and the requirements of Income Tax Regulations issued under Code Section 401(a)(9).

With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

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9.9	Latest Commencement Date of Plan Benefits

Unless the Participant otherwise elects in accordance with the Plan provisions, the payment of Plan benefits shall commence not later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the following occurs: (a) the date on which the Participant attains age sixty-five (65), (b) the tenth (10th) anniversary of the time a Participant was enrolled in the Plan or the Prior Plan, or (c) the Participant’s Termination of Service with the Employer.

9.10	Suspension of Benefits

(a)	Subject to the provisions of Section 9.8 and notwithstanding any other provisions contained in the Plan to the contrary, (i) a Retired Participant receiving benefits who is reemployed by the Employer or an Affiliated Employer which is a Participating Employer or (b) a Participant who continues in the employment of the Employer or an Affiliated Employer which is a Participating Employer beyond his Normal Retirement Date, shall not be entitled to receive benefit payments for any month during which he completes at least forty (40) Hours of Service without regard to any use of equivalencies set forth in Article I under the definition of Hours of Service.

(b)	No payments shall be withheld under this provision unless the Employee is notified of such suspension of benefits by personal delivery or first class mail during the first calendar month in which payments are to be suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations.

In addition, the notice shall inform the Employee of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure adopted by the Plan pursuant to Section 503 of ERISA and applicable regulations.

(c)	In the event a Retired Participant is subsequently reemployed and his benefit payments are suspended in accordance with this Section 9.10, subject to the provisions of Section 9.10(d), he shall be credited with any Vested Service and Credited Service to which he was entitled when he previously retired.

(d)	Any Retirement Benefit payable under this Section 9.10 shall be based on Compensation and Credited Service before and after the period of his previous retirement, reduced by an amount equal to the Actuarial Equivalent of those benefit payments received by the Participant. Notwithstanding the foregoing, upon a Participant’s subsequent retirement, that portion of his Retirement Benefit payable with respect to Credited Service before his prior retirement shall not be

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Article IX -

Payment of Benefits

less than his previous Retirement Benefit modified, if applicable, to reflect any new election.

(e)	Notwithstanding Sections 9.10(c) and 9.10(d), if a Retired Participant who is reemployed had received his Retirement Benefit attributable to his previous Credited Service in the form of a lump sum payment pursuant to the provisions of Section 9.5(e) or 9.6(a), such previous Credited Service shall be disregarded in determining the Retirement Benefit upon such Retired Participant’s subsequent retirement unless:

(i)	the Retired Participant received a lump sum payment in lieu of a Vested Retirement Benefit; and

(ii)	such Participant’s Vested Percentage under the Plan at the time of the lump sum payment was less than one hundred (100%); and

(iii)	such Participant repays to the Plan, the amount of such lump sum payment, together with interest thereon at the lesser of the rate of five percent (5%) per year, compounded annually or the rate determined under Section 411(c)(2)(C) of the Code, compounded annually. Such repayment must be made no later than the earlier of:

(A)	the fifth anniversary of his reemployment date with the Employer, or

(B)	the last day of a Period of Severance of five (5) consecutive years determined from the date the lump sum payment was paid to him,

in which case, such previous Credited Service shall be taken into account.

(f)	If the benefit payments are suspended under this Section 9.10, benefit payments shall commence or, if applicable, resume no later than the first day of the third calendar month following the first calendar month in which the Participant fails to complete at least forty (40) Hours of Service without regard to any use of equivalencies set forth in Article I under the definition of Hours of Service. If payments were suspended for less than twelve (12) consecutive months, the prior form of benefit payment shall be reinstated. Otherwise, the provisions of Sections 9.2 and 9.4 shall again become operative.

(g)	If a Participant received one or more benefit payments that would otherwise have been suspended, the full amount of any such payments shall be deducted from subsequent retirement payments; provided, however that in any month, the deduction shall be limited to 25% of the total benefit otherwise payable. Such 25% limitation shall not apply to the initial Retirement Benefit payment to which such Participant or Retired Participant may be entitled.

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Article IX -

Payment of Benefits

(h)	For purposes of this Section 9.10, reemployment with the Employer shall not include a Retired Participant’s subsequent employment by another Participating Employer.

109	57	SBU Bank

Article X -

Withdrawal of Plan from the Trust

ARTICLE X -

WITHDRAWAL OF PLAN FROM THE TRUST

10.1	Withdrawals-Generally

Subject to the provisions of this Article X and the Agreement, the Employer may withdraw from the Trust by: (a) transferring all of the Plan Interest to another funding medium while retaining the Plan, or (b) transferring part of the Plan Interest to another funding medium while retaining the Plan, or (c) adopting another qualified employee pension benefit plan to succeed the Plan while retaining part of the Plan Interest with the Trust, or (d) adopting another qualified employee pension benefit plan to succeed the Plan while retaining none of the Plan Interest with the Trust.

Except as otherwise provided in the Agreement, a withdrawal shall not be deemed a termination of the Plan resulting in the vesting of benefits in any Participant under this Plan.

Notwithstanding the foregoing, the Trustees may, in their sole and absolute discretion, require the Plan to be withdrawn in accordance with the provisions of the Agreement.

10.2	Withdrawal Procedures

A certified copy of the Employer Resolutions evidencing a withdrawal shall be delivered to the Trustees. Such resolutions shall specify the type of withdrawal, the effective date of such withdrawal, the funding medium to which the Plan Interest is to be transferred, if applicable, and in the event the Plan is withdrawn, the administrator of the successor plan. The value of the Plan Interest shall be determined as of the effective date of such withdrawal in the manner provided in the Agreement.

10.3	Transfer of Plan Interest

Subject to receipt and approval of all required documentation, the Trustees shall, at the direction of the Employer and pursuant to the Employer Resolutions, transfer the Plan Interest or part thereof to the funding medium designated in such Employer Resolutions. Pending transfer, the Plan Interest, or part thereof, valued as of the effective date of withdrawal shall be administered and adjusted by the Trustees in the manner provided in the Agreement or in Employer Resolutions approved by the Trustees.

109	58	SBU Bank

Article XI -

Termination of Plan

ARTICLE XI -

TERMINATION OF PLAN

11.1	Right to Terminate Plan

While the Employer expects to continue the Plan indefinitely, the Employer reserves the right at any time to terminate the Plan, in whole or in part.

Termination of the Plan shall not be deemed to permit any part of the Plan Interest to be used for, or diverted to, purposes other than the exclusive benefit of the Participants, Retired Participants and their Beneficiaries prior to the satisfaction of all liabilities.

11.2	Termination Procedures

The Plan may be terminated, in whole or in part, by delivering to the Trustees a certified copy of the Employer Resolutions evidencing such termination. Such resolutions shall specify the effective date of the termination or partial termination of the Plan. The value of the Plan Interest or any part thereof affected by such termination shall be determined as of the effective date of such termination in the manner provided in the Agreement.

11.3	Distribution on Termination

The Trustees shall have no obligation to distribute any portion of the Plan Interest until it has received all documentation or approvals required under ERISA, the Plan or the Agreement in a form satisfactory to the Trustees. Pending receipt of such satisfactory documentation or approvals, the Plan Interest, valued as of the effective date of termination, shall be administered and adjusted by the Trustees in the manner provided in the Agreement or Employer Resolutions approved by the Trustees.

Upon termination or partial termination of the Plan the benefits of all Participants, Retired Participants and Beneficiaries affected by such termination or partial termination shall, to the extent funded, be nonforfeitable. Recourse for satisfaction for any benefits provided by the Plan shall be limited to the Plan Interest. Upon termination or partial termination of the Plan, the affected Plan Interest shall be allocated by the Trustees, acting under the supervision of the Enrolled Actuary, in the order of priority and in the manner prescribed by Section 4044 of ERISA and regulations promulgated thereunder and in accordance with the nondiscriminatory procedures set forth in Internal Revenue Service Revenue Ruling 80-229. Subject to the provisions of the Agreement including but not limited to the receipt by the Trustees of such rulings, determinations or other documentation required by the PBGC, the Internal Revenue Service and any other governmental agency, the Trustees shall distribute that portion of the Plan Interest attributable to benefits determined hereunder in accordance with Article IX and such distribution may include the purchase of one or more immediate or deferred annuities (on an individual or group basis) payable by the Trust or otherwise and may, upon the

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Article XI -

Termination of Plan

discretion of the Board, include lump sum payments; provided, however, that nothing in this Section 11.3 shall:

(a)	permit the payment of any Accrued Benefit prior to the Participant’s Normal Retirement Age, without the consent of the Participant to whom payment is to be made;

(b)	permit the payment to a Participant who has a Spouse of any Accrued Benefit in a form other than a 50% Joint and Survivor Benefit or a 100% Joint and Survivor Benefit without the consent of the Participant and his Spouse given in accordance with Section 9.4(b);

(c)	permit the payment to a Participant who has no Spouse in any form other than a Straight Life Annuity without the consent of the Participant given in accordance with Section 9.4(b);

(d)	permit the elimination of any optional form of benefit or any early retirement benefit or retirement-type subsidy (within the meaning of Section 411(d)(3) of the Code);

except that payment under subsection (a), (b) or (c) shall be permitted in the case of an Accrued Benefit with a lump sum Actuarial Equivalent that is less than or equal to five thousand dollars ($5,000).

Following the satisfaction of all liabilities of the Plan, the Trustees shall distribute to the Employer any remaining portion of the Plan Interest held by the Trustees.

109	60	SBU Bank

Article XII -

Claims Procedures

ARTICLE XII -

CLAIMS PROCEDURES

12.1	Definition

For purposes of this Article XII, “Claimant” shall mean any Participant, Beneficiary or any other person entitled to benefits under the Plan or his duly authorized representative.

12.2	Claims

A Claimant who has not received benefits under this Plan may file a written claim for a Plan benefit with the Plan Administrator on the appropriate form to be supplied by the Plan Administrator. The Plan Administrator shall, in its sole and absolute discretion, review the Claimant’s application for benefits and determine the disposition of such claim.

12.3	Disposition of Claim

The Plan Administrator shall notify the Claimant as to the disposition of the claim for benefits under this Plan within ninety (90) days after the appropriate form has been filed unless special circumstances require an extension of time for processing. If such an extension of time is required, the Plan Administrator shall furnish written notice of the extension to the Claimant prior to the termination of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring the extension of time and the date the Plan Administrator expects to render a decision. In no event shall such extension exceed a period of one hundred eighty (180) days from the receipt of the claim.

12.4	Denial of Claim

If a claim for benefits under this Plan is denied in whole or in part by the Plan Administrator, a notice written in a manner calculated to be understood by the Claimant shall be provided by the Plan Administrator to the Claimant and such notice shall include the following:

(a)	a statement that the claim for the benefits under this Plan has been denied;

(b)	the specific reasons for the denial of the claim for benefits, citing the specific provisions of the Plan which set forth the reason or reasons for the denial;

(c)	a description of any additional material or information necessary for the Claimant to perfect the claim for benefits under this Plan and an explanation of why such material or information is necessary; and

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Article XII -

Claims Procedures

(d)	appropriate information as to the steps to be taken if the Claimant wishes to appeal such decision.

12.5	Inaction by Plan Administrator

A claim for benefits shall be deemed to be denied if the Plan Administrator shall not take any action on such claim within ninety (90) days after receipt of the application for benefits by the Claimant or, if later, within the extended processing period established by the Plan Administrator by written notice to the Claimant given in accordance with Section 12.3.

12.6	Right to Full and Fair Review

A Claimant who is denied, in whole or in part, a claim for benefits under the Plan may file an appeal of such denial. Such appeal must be made in writing by the Claimant or his duly authorized representative and must be filed with the Employee Benefits Committee within sixty (60) days after receipt of the notification under Section 12.4 or the date his claim is deemed to be denied under Section 12.5. The Claimant or his representative may review pertinent documents and submit issues and comments in writing.

12.7	Time of Review

The Employee Benefits Committee shall conduct a full and fair review of the denial of claim for benefits under this Plan to a Claimant within sixty (60) days after receipt of the written request for review described in Section 12.6; provided, however, that an extension, not to exceed sixty (60) days, may apply in special circumstances. Written notice shall be furnished to the Claimant prior to the commencement of the extension period.

12.8	Final Decision

The Claimant shall be notified in writing of the final decision of such full and fair review by the Employee Benefits Committee. Such decision shall be written in a manner calculated to be understood by the Claimant, shall state the specific reasons for the decision and shall include specific references to the pertinent Plan provisions upon which the decision is based. In no event shall the decision be furnished to the Claimant later than sixty (60) days after the receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within one hundred-twenty (120) days after receipt of the appeal.

109	62	SBU Bank

Article XIII -

Top-Heavy Plan Provisions

ARTICLE XIII -

TOP-HEAVY PLAN PROVISIONS

13.1	Introduction

In accordance with Section 416 of the Code, the Top-Heavy Plan provisions as contained in this Article XIII shall become effective commencing with any Plan Year in which this Plan becomes a Top-Heavy Plan and shall supersede any other conflicting provisions of the Plan.

13.2	Definitions

For purposes of this Article XIII, the following words and phrases shall have the meanings stated herein unless a different meaning is plainly required by the context.

(a)	“Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year. With respect to the first Plan Year, “Determination Date” means the last day of such Plan Year.

(b)	“Five-Percent Owner” means, if the Employer is a corporation, any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the value of the outstanding stock of, or more than 5% of the total combined voting power of all the stock of, the Employer. If the Employer is not a corporation, a Five-Percent Owner means any Employee who owns more than 5% of the capital or profits interest in the Employer.

(c)	“Key Employee” means any Employee or former Employee (or, where applicable, such person’s Beneficiary) in the Plan who, at any time during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, is: (i) an Officer having Top-Heavy Earnings from the Employer of greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; (ii) one of the ten (10) Employees having Top-Heavy Earnings from the Employer of more than the dollar limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) both more than a one-half of one percent (1/2 of 1%) interest in value and the largest interests in the value of the Employer; (iii) a Five-Percent Owner of the Employer; or (iv) a One-Percent Owner of the Employer having Top-Heavy Earnings from the Employer greater than $150,000. For purposes of computing the Top-Heavy Earnings in Sections 13.2(c)(i), (ii) and (iv) above, the aggregation rules of Sections 414(b), (c), (m), (n) and (o) of the Code shall apply.

(d)	“Non-Key Employee” means an Employee or former Employee (or, where applicable, such person’s Beneficiary) who is not a Key Employee.

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Article XII -

Top-Heavy Plan Provisions

(e)	“Officer” means an Employee who is an administrative executive in the regular and continued service of his Employer; any Employee who has the title but not the authority of an officer shall not be considered an Officer for purposes of this Article XIII. Similarly, an Employee who does not have the title of an officer but has the authority of an officer shall be considered an Officer. For purposes of this Article XIII, the maximum number of Officers that must be taken into consideration shall be determined as follows: (i) three (3), if the number of Employees is less than thirty (30); (ii) 10% of the number of Employees, if the number of Employees is between thirty (30) and five hundred (500); or (iii) fifty (50), if the number of Employees is greater than five hundred (500). In determining such limit, the term “Employer” shall be determined in accordance with Sections 414(b), (c), (m), (n) and (o) of the Code and “Employee” shall include Leased Employees and exclude employees described in Section 414(q)(5) of the Code.

(f)	“One-Percent Owner” means, if the Employer is a corporation, any Employee who owns (or is considered as owning within the meaning of Section 318 of the Code modified by Section 416(i)(1)(B)(iii) of the Code) more than 1% of the value of the outstanding stock of, or more than 1% of the total combined voting power of all the stock of, the Employer. If the Employer is not a corporation, a One Percent Owner means any Employee who owns more than 1% of the capital or profits interest in the Employer.

(g)	A “Permissive Aggregation Group” consists of one or more plans of the Employer that are part of a Required Aggregation Group, plus one or more plans that are not part of a Required Aggregation Group but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group. If two (2) or more defined benefit plans are included in the aggregation group, the same actuarial assumptions must be used with respect to all such plans in determining the Present Value of Accrued Benefits.

(h)	“Present Value of Accrued Benefits” shall be determined in accordance with the actuarial assumptions set forth in Appendix A and the assumed benefit commencement date shall be determined taking into account any nonproportional subsidy. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the Present Value of Accrued Benefits of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (ii) if there is no single uniform method used by all plans, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

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Article XII -

Top-Heavy Plan Provisions

(i)	A “Required Aggregation Group” consists of each plan of the Employer (whether or not terminated) in which a Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and each other plan of the Employer (whether or not terminated) which enables any plan in which a Key Employee participates or participated to meet the requirements of Section 401(a)(4) or 410 of the Code. If two (2) or more defined benefit plans are included in the aggregation group, the same actuarial assumptions must be used with respect to all such plans in determining the Present Value of Accrued Benefits.

(j)	A “Super Top-Heavy Plan” means a Plan in which, for any Plan Year:

(i)	the Top-Heavy Ratio (as defined in Section 13.2(m)) for the Plan exceeds 90% and the Plan is not part of any Required Aggregation Group (as defined under Section 13.2(i)) or Permissive Aggregation Group (as defined under Section 13.2(g)); or

(ii)	the Plan is a part of a Required Aggregation Group (but is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 90%; or

(iii)	the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 90%.

(k)	“Top-Heavy Earnings” means, for any year, an individual’s annual compensation as defined in Section 414(q)(7) of the Code, and commencing October 1, 1998 Section 414(q)(4) of the Code, up to a maximum of one hundred sixty thousand dollars ($160,000) for the 1997, 1998 and 1999 Plan Years and one hundred seventy thousand dollars ($170,000) for the 2000 and 2001 Plan Years, adjusted in multiples of ten thousand dollars ($10,000) for increases in the cost-of-living, as prescribed by the Secretary of the Treasury under Section 401 (a)(17)(B) of the Code.

(1)	A “Top-Heavy Plan” means a Plan in which, for any Plan Year:

(i)	The Top-Heavy Ratio (as defined under Section 13.2(m)) for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group (as defined under Section 13.2(i) or Permissive Aggregation Group (as defined under Section 13.2(g)); or

(ii)	the Plan is a part of a Required Aggregation Group (but is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%; or

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Article XIII -

Top Heavy Plan Provisions

(iii)	the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(m)	“Top-Heavy Ratio” means:

(i)	If the Employer maintains one or more qualified defined benefit plans and the Employer has not maintained any qualified defined contribution plans which during the five (5) year period ending on the Determination Date have or have had account balances, the Top-Heavy Ratio for the Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all Key Employees as of the Determination Date (including any part of any accrued benefit distributed in the five (5) year period ending on the Determination Date) and the denominator of which is the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all participants as of the Determination Date (including any part of any accrued benefit distributed in the five (5) year period ending on the Determination Date), determined in accordance with Section 416 of the Code and the regulations thereunder.

(ii)	If the Employer maintains one or more qualified defined benefit plans and the Employer maintains or has maintained one or more qualified defined contribution plans which during the five (5) year period ending on the Determination Date have or have had any account balances, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all Key Employees, determined in accordance with (i) above, and the sum of the account balances under the aggregated qualified defined contribution plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Present Value of Accrued Benefits under the aggregated qualified defined benefit plan or plans for all participants, determined in accordance with (i) above, for all Participants and the sum of the account balances under the aggregated qualified defined contribution plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The account balances under a qualified defined contribution plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an account balance made in the five (5) year period ending on the Determination Date.

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Article XIII -

Top-Heavy Plan Provisions

(iii)	For purposes of (i) and (ii) above, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a qualified defined benefit plan. The account balances and Present Value of Accrued Benefits of a Participant (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least an Hour of Service with any employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans, the value of account balances and the Present Value of Accrued Benefits will be calculated with reference to the Determination Date that falls within the same calendar year.

(n)	“Valuation Date”, for the purpose of computing the Top-Heavy Ratio as defined under Section 13.2(m), means the last date of the Plan Year.

For purposes of Sections 13.2(g) and (i), the rules of Sections 414(b), (c), (m), (n) and (o) of the Code shall be applied in determining the meaning of the term “Employer.”

13.3	Vesting

If the Plan becomes a Top-Heavy Plan, then, notwithstanding Section 7.5, the Vested Retirement Benefit of a Participant who has at least one Hour of Service with the Employer after the Plan became Top-Heavy shall be not less than the vested percentage of his Accrued Benefit, determined in accordance with the following table:

Years of Vested Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

For those Plan Years in which the Plan ceases to be a Top-Heavy Plan, the vesting schedule shall be determined in accordance with the provisions of Section 7.5, subject to the following conditions:

(a)	the vested percentage of a Participant’s Accrued Benefit before the Plan ceased to be a Top-Heavy Plan shall not be reduced; and

109	67	SBU Bank

Article XIII -

Top-Heavy Plan Provisions

(b)	after the Plan ceases to be a Top-Heavy Plan, each Participant with at least three (3) years of Vested Service with the Employer shall have his vested percentage computed under the greater of the provisions of this Section 13.3 or the provisions of Section 7.5.

13.4	Minimum Benefit

If the Plan becomes a Top-Heavy Plan, then, notwithstanding Sections 1.1 and 7.2, each Non-Key Employee Participant shall be entitled to a minimum benefit, expressed in the form of a Straight Life Annuity commencing at his Normal Retirement Date, which shall accrue at the rate of (a) 2% of the Participant’s average Section 415 Compensation (as defined in Section 8.1(a)(xii) of the Plan and modified by Section 401(a)(17) of the Code) during the five (5) consecutive Plan Years in which he received the highest such Section 415 Compensation, multiplied by (b) that portion of his Vested Service (up to a maximum of ten (10) years) that is completed during Plan Years in which the Plan is a Top-Heavy Plan. For purposes of (a) above, Plan Years beginning after the close of the last Plan Year in which the Plan is a Top-Heavy Plan shall be excluded. This Plan will provide the minimum benefit under this Section 13.4 when a Non-Key Employee participates in more than one (1) defined benefit plan. This Plan will provide the minimum benefit under this Section 13.4 when a Non-Key Employee participates in the Plan and any defined contribution plan.

If a Non-Key Employee becomes entitled to a minimum benefit under the provisions of this Section 13.4, such benefit shall be payable in accordance with the provisions of Section 9.2 or Section 9.6.

A Non-Key Employee may not fail to accrue a minimum benefit merely because such Employee was not employed on a specified date; neither may such Employee be excluded from participation (or a failure to accrue a benefit) because (i) his Compensation is less than a stated amount, nor because (ii) he fails to make mandatory Employee contributions, if any nor because (iii) he completed less than one thousand (1,000) Hours of Service during the applicable accrual computation period.

13.5	Impact on Section 415 Maximum Benefits

For any Plan Year prior to January 1, 2000 in which the Plan is a Super Top-Heavy Plan, Sections 8.1(a)(iv) and (v) shall be read by substituting the number 1.0 for the number 1.25 wherever it appears therein.

For any Plan Year in which the Plan is a Top-Heavy Plan, but not a Super Top-Heavy Plan, the Plan shall be treated as a Super Top-Heavy Plan hereunder, unless Section 13.4 is applied by substituting “three percent (3%)” for “two percent (2%)” in the first sentence thereof.

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Article XIV -

Miscellaneous

ARTICLE XIV -

MISCELLANEOUS

14.1	Amendments

(a)	Subject to the approval of the Trustees, the Employer shall have the right to amend, in whole or in part, any or all provisions of the Plan; provided, however, that no such amendment (i) shall authorize or permit any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries, and (ii) shall cause or permit any portion of the Trust Fund to revert to or become the property of the Employer except to the extent provided in Sections 4.4 and 11.3.

(b)	If any amendment changes the vesting schedule, any Participant with three (3) or more years of Vested Service may, by filing a written request with the Employer, elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment.

The period during which the Participant may elect to have his vested percentage computed under the prior vesting schedule shall commence with the date the amendment is adopted and shall end on the latest of:

(i)	sixty (60) days after the amendment is adopted;

(ii)	sixty (60) days after the amendment becomes effective; or

(iii)	sixty (60) days after the Participant is issued written notice of the amendment from the Employer.

14.2	Nonalienation of Benefits

(a)	Except, effective August 5, 1997, to the extent of any offset of a Participant’s benefits as a result of any judgment, order, decree or settlement agreement provided in Section 401(a)(13)(C) of the Code, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute, levy or otherwise affect any right to benefits payable hereunder, shall be void. Notwithstanding the foregoing, the Plan shall permit the payment of benefits in accordance with a qualified domestic relations order as defined in Section 414(p) of the Code.

(b)	For purposes of Section 14.2(a):

109	69	SBU Bank

Article XIV -

Miscellaneous

(i)	a “domestic relations order” means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant.

(ii)	a “qualified domestic relations order” means a domestic relations order that (A) clearly specifies (1) the name and last known mailing address of the Participant and of each person given rights under such domestic relations order, (2) the amount or percentages of the Participant’s benefits under the Plan to be paid to each person covered by such domestic relations order, or manner in which such amount or percentage is to be determined, (3) the number of payments or the period to which such domestic relations order applies, and (4) the name of the Plan; and (B) does not require the payment of a benefit in a form or amount that is (1) not otherwise provided for under the Plan, or (2) inconsistent with a previous qualified domestic relations order.

14.3	No Guarantee of Employment

Nothing contained in the Plan shall be construed as a contract or a right of employment between the Employer and any Employee.

14.4	Preservation of Benefits

In no event shall an Employee who was a Participant under the Prior Plan receive a Retirement Benefit under this Plan which is less than the Retirement Benefit that would have been payable assuming (a) the Prior Plan provisions immediately preceding the Restatement Date had remained in effect until the Participant’s Termination of Service, and (b) the Participant terminated service on the day immediately preceding the Restatement Date.

14.5	Right to Trust Assets

Except as provided under the Plan, no Participant, Retired Participant, Employer, Employee or Beneficiary shall have any right to or interest in, any assets of the Trust Fund. Unless otherwise provided under Title IV of ERISA, all payments of benefits provided under this Plan shall be made solely from the Plan Interest.

14.6	Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of the Employer, the successor organization may, upon satisfying the provisions of the Agreement and the Plan, adopt and continue this Plan. Upon adoption, the successor organization shall be deemed the Employer with all its powers, duties and responsibilities and shall assume all Plan liabilities.

109	70	SBU Bank

Article XIV -

Miscellaneous

14.7	Documentary Evidence

No Retirement Benefit payments shall be made under the Plan prior to the completion and submission of documentary evidence satisfactory to the Employee Benefits Committee as determined pursuant to Section 3.6.

If any fact relating to a Participant, Retired Participant or Beneficiary has been misstated, the correct fact may be used to determine the benefit payments. If overpayments or underpayments have been made as a result of such incorrect information, the amount of any future payments may be appropriately adjusted.

14.8	Forfeitures

Forfeitures resulting from a Participant’s Termination of Service with the Employer prior to his entitlement to any benefits under the Plan shall be used to reduce the Employer’s future contributions to the Plan.

14.9	Missing Payee

Notwithstanding any other provision in the Plan or Agreement to the contrary, if the Trustees are unable to make payment to any Employee, Participant, Retired Participant, Beneficiary or other person to whom a payment is due (“Payee”) under the Plan because the identity or whereabouts of such Payee cannot be ascertained after reasonable efforts have been made to identify or locate such person (including mailing a certified notice of the payment due to the last known address of such Payee as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Payee shall be forfeited twenty-four (24) months after the date such payment first became due. However, such payment and any subsequent payments shall be reinstated retroactively, without interest, no later than sixty (60) days after the date on which the Payee is identified and located. Notwithstanding the foregoing, as of the termination date of the Plan, the Plan Administrator shall (i) transfer benefits of missing Participants to the Pension Benefit Guaranty Corporation, or (ii) purchase an irrevocable commitment in the amount necessary to provide the benefits of any missing Participants from an insurer, to the extent provided for under Code Section 401(a)(34) and Section 4050 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

14.10	Plan Merger, Consolidation, or Transfer

This Plan shall not be merged or consolidated with, nor shall any assets or liabilities held in the Trust Fund be transferred to, any other plan unless the Accrued Benefits payable to each Participant, Retired Participant or Beneficiary, if the surviving plan were terminated immediately after such action, would be equal to or greater than the Accrued Benefits which such Participant, Retired Participant or Beneficiary would have been entitled to receive if this Plan had been terminated immediately prior to such merger, consolidation or transfer.

109	71	SBU Bank

Article XIV -

Miscellaneous

14.11	Retention of Vested Rights under Prior Plan

If a Participant had a nonforfeitable right to a Vested Retirement Benefit under the Prior Plan at a date earlier than that permitted under Section 7.5, he shall have a nonforfeitable right to a Vested Retirement Benefit under this Plan at such earlier date.

14.12	Affiliated Employers

Benefits provided under the Plan shall be reduced by the value of any accrued benefits provided under the plan(s) of any other Affiliated Employer(s) at the time the employee was hired by the Employer; provided, however, that the combined benefits under the Plan and the plan(s) of the Affiliated Employer(s) shall not be less than a benefit equal to the sum of (a) the accrued benefits under the plan(s) of the Affiliated Employers and (b) the benefit payable under the Plan taking into account only that service rendered on behalf of the Employer.

14.13	Benefits under an Insurance Contract

If any Plan benefits are payable to or on behalf of any Participants, Retired Participants or Beneficiaries covered in whole or in part by an insurance contract, benefits under such contract shall be subject to the following provisions:

(a)	Any lump sum distribution attributable to Participant contributions, if any, shall be limited to any amounts contributed by the Participant to the insurance company together with such interest thereon determined in accordance with the provisions of such contract.

(b)	In the event a contract has been terminated, benefit payments which commenced prior to the date the Employer terminated such contract shall continue to be paid in accordance with the provisions of the contract at the time of its termination.

(c)	Where a portion of the total benefit is provided pursuant to such contract, the portion payable under the Plan shall be such that the combined value of benefit payments under the Plan and the contract shall be equal to that which would have been payable had the benefits been payable solely under the Plan.

(d)	Any dividends or other distributions based upon actuarial experience forwarded to the Trustees under such contract shall be treated as investment income.

(e)	In the event the Plan is terminated pursuant to Article XI, any reserves held or benefits payable under such contract at the time of the Plan termination shall be taken into account in determining the order of priority and manner of allocation prescribed by Section 4044 of ERISA.

109	72	SBU Bank

Article XIV -

Miscellaneous

14.14	Adoption of Plan by Affiliated Employer

An Affiliated Employer of the Sponsoring Employer may adopt the Plan and Agreement upon satisfying the requirements set forth in the Agreement. Upon such adoption, such Affiliated Employer shall become a Participating Affiliate in the Plan, which Plan shall be deemed a “single plan” within the meaning of Income Tax Regulation Section 1.414(1)-1(b)(1).

For purposes of Article III, Employer shall mean only the Sponsoring Employer and each Participating Affiliate shall be deemed to accept and designate the Named Fiduciaries, Employee Benefits Committee and its members, Investment Fiduciaries, Plan Administrator, Trustee Administrator and voter of units designated by the Sponsoring Employer to act on its behalf in accordance with the provisions of the Plan and Agreement.

The Sponsoring Employer shall solely exercise for and on behalf of such Participating Affiliate the powers reserved to the Employer under Articles III, X, XI and XII as well as those reserved under Section 14.1. However, such Participating Affiliate may at anytime terminate its future participation in the Plan and in the Plan Interest thereof for the purposes and in the manner set forth in the Agreement.

14.15	Gender and Number

Words used in the masculine shall be read and construed in the feminine where applicable. Wherever required, the singular of any word used in this Plan shall include the plural and the plural may be read in the singular. Any reference to a section number shall refer to a section of this Plan, unless otherwise indicated.

14.16	Headings

The headings of articles and sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

14.17	Governing Law

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the choice of law or conflict of law rules recognized by such state, except to the extent that such laws are preempted by the Federal laws of the United States of America.

109	73	SBU Bank

Appendix A

APPENDIX A

As referred to in the Plan, the term Actuarial Equivalent shall be based on the following terms, conditions and factors as set forth below (where applicable):

A.	The following table of Early Retirement and Vested Retirement adjustment factors is based upon the Combined Annuity Mortality Table (Modified and Makehamized) rated back 3 years with interest at the rate of 3% per annum, compounded annually:

Early Retirement and Vested Retirement Factors (Article VII)

Number of Years Payments Commence Prior to Normal Retirement Date	Factor	Number of Years Payments Commence Prior to Normal Retirement Date	Factor
0	1.0000	10.4829
1.9205		11.4535
2.8496		12.4264
3.7860		13.4016
4.7289		14.3786
5.6774		15.3574
6.6308		16.3378
7.5885		17.3195
8.5500		18.3026
9.5149		19.2868
		20.2721

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Appendix A

B.	BENEFIT PAYMENT FACTORS (ARTICLE IX)

I.	Joint and Survivor Payment Form

Age	100% Survivorship	75% Survivorship	66-2/3% Survivorship	50% Survivorship	33-1/3% Survivorship
50	90.0%	92.3%	93.1%	94.7%	96.4%
51	89.4	91.8	92.7	94.4	96.2
52	88.8	91.4	92.2	94.1	96.0
53	88.2	90.9	91.8	93.7	95.7
54	87.6	90.4	91.4	93.4	95.5

55	87.0	89.9	90.9	93.0	95.3
56	86.4	89.4	90.5	92.7	95.0
57	85.8	89.0	90.1	92.4	94.8
58	85.2	88.5	89.6	92.0	94.5
59	84.6	88.0	89.2	91.7	94.3

60	84.0	87.5	88.7	91.3	94.0
61	83.2	86.8	88.1	90.8	93.7
62	82.4	86.2	87.5	90.4	93.4
63	81.6	85.5	86.9	89.9	93.0
64	80.8	84.9	86.3	89.4	92.7

65	80.0	84.2	85.7	88.9	92.3
66	79.3	83.6	85.2	88.5	92.0
67	78.6	83.0	84.6	88.0	91.7
68	77.9	82.5	84.1	87.6	91.4
69	77.2	81.9	83.5	87.1	91.0

70	76.5	81.3	83.0	86.7	90.7
71	75.9	80.8	82.5	86.3	90.4
72	75.3	80.3	82.1	85.9	90.1
73	74.7	79.7	81.6	85.5	89.9
74	74.1	79.2	81.1	85.1	89.6

75	73.5	78.7	80.6	84.7	89.3

The above Survivorship factors assume the Participant and Beneficiary are the same age. When the ages differ:

Add Factor B for each year the Beneficiary is older than the Participant,

Subtract Factor B for each year the Beneficiary is younger than the Participant.

Factor B for all members:
for first 10 years	.7%	.6%	.5%	.4%	.3%
for next 10 years	.5	.4	.4	.3	.3
for over 20 years	.3	.3	.2	.2	.2

Maximum allowable option factor	99.0%	99.0%	99.0%	99.0%	99.0%

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Appendix A

2.	Period Certain and Life Benefit Payment Form

Age	5 Year Certain and Life	10 Year Certain and Life	15 Year Certain and Life
40	99.9%	99.5%	98.9%
41	99.9	99.4	98.8
42	99.9	99.4	98.7
43	99.8	99.3	98.5
44	99.8	99.3	98.4

45	99.8	99.2	98.3
46	99.8	99.1	98.1
47	99.7	98.9	97.8
48	99.7	98.8	97.6
49	99.6	98.6	97.3

50	99.6	98.4	97.1
51	99.6	98.3	96.6
52	99.6	98.2	96.2
53	99.5	98.1	95.8
54	99.5	98.0	95.4

55	99.4	97.9	95.0
56	99.3	97.5	94.2
57	99.2	97.1	93.4
58	99.1	96.7	92.6
59	98.9	96.3	91.8

60	98.8	95.9	91.0
61	98.6	95.2	90.0
62	98.4	94.5	89.0
63	98.2	93.8	88.0
64	98.0	93.1	87.0

65	97.8	92.4	86.0
66	97.4	91.4	84.4
67	97.1	90.4	82.8
68	96.7	89.4	81.2
69	96.4	88.4	79.6

70	96.0	87.4	78.0
71	95.4	85.8	76.0
72	94.8	84.2	74.0
73	94.2	82.6	72.0
74	93.6	81.0	70.0

75	93.0	79.4	68.0

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Appendix A

C. ADJUSTMENTS WHEN STANDARD BENEFITS ARE PAYABLE OTHER THAN ON A STRAIGHT LIFE BASIS (ARTICLE IX)

The Benefit Payment Form shall first be converted to a Straight Life Annuity then the above factors shall be applied.

D. TOP-HEAVY PLANS (ARTICLE XIII)

In order to determine if the Plan is a Top-Heavy Plan, the Present Value of Accrued Benefits shall be determined based upon (1) the 1983 Group Annuity Mortality Table (separate for males and females), and (2) a 5% interest rate.

E. MISCELLANEOUS

(i)	Except as otherwise provided above and below with respect to Sections E.(i)1., E.(i)2. and E.(i)3., the term Actuarial Equivalent shall be determined by developing a unisex table from the 1979 George B. Buck Mortality Table (for healthy or disabled lives, whichever is applicable), by combining 58% of the male annuity values with 42% of the female annuity values, based upon the following interest rates per annum, compounded annually:

1.	Lump Sum Cash Outs (Article IX):

The Applicable Interest Rate or the GATT Applicable Interest Rate, whichever is applicable, (as hereinafter defined).

2.	Plan Termination (Article XI):

The Applicable Interest Rate or the GATT Applicable Interest Rate, whichever is applicable, (as hereinafter defined).

3.	Lump Sum Benefit (Article IX) (Effective October 1, 1989):

The Applicable Interest Rate or the GATT Applicable Interest Rate, whichever is applicable, (as hereinafter defined).

4.	All Other Circumstances:

7-1/2%

“Applicable Interest Rate” shall mean the interest rate or rates which would have been used by the PBGC as of the first day of the Plan Year in which a distribution occurs, for purposes of determining the present value of a Participant’s benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the PBGC on that date; provided, however, that the date distribution commences shall be substituted for the first day of the Plan Year in which distribution occurs with respect to Section E.(i)3. of this Appendix.

(ii)	GATT

Notwithstanding the above provisions of this Section E. of Appendix A and except as provided in the following paragraph and below with respect to subsections 8.1(c)(iii),

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Appendix A

8.1(c)(vi) and 8.1(c)(vii)(C), effective October 1, 1998, for purposes of the form of benefit distribution referred to in Sections E.(i)l., E.(i)2. and E.(i)3. of this Appendix A, the term Actuarial Equivalent shall be determined by using (i) the 1983 Group Annuity Mortality Table based on a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates as described in Section 807(d)(5)(A) of the Code (without regard to any other subparagraph of Code Section 807(d)(5)) or such other mortality table as may be prescribed by the Secretary of the Treasury (“GATT Applicable Mortality Table”), and (ii) the GATT Applicable Interest Rate, as hereafter defined.

The following shall apply to distributions with annuity starting dates on or after December 31, 2002. Notwithstanding any other Plan provisions to the contrary, the GATT Applicable Mortality Table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C) or (D) of the Code as set forth in Plan Sections 8.1(c)(iii), 8.1(c)(vi) or 8.1(c)(vii)(C) and the GATT Applicable Mortality Table used for purposes of satisfying the requirements of Section 417(e) of the Code as set forth in Section 9.5(e), 9.6 and 11.3 of the Plan is the table prescribed in Revenue Ruling 2001-62.

“GATT Applicable Interest Rate” shall mean the interest rate on 30-year Treasury securities: (a) for purposes of Sections E.(i)1. and E.(i)2., for the second full calendar month preceding the first day of each Plan Year, which interest rate shall remain in effect throughout such Plan Year with respect to all Plan benefits commencing during such Plan Year, and (b) for purposes of Section E.(i)3., for the second full calendar month preceding the first day of the calendar month of the distribution, which interest rate shall remain in effect throughout such calendar month, with respect to all Plan benefits commencing during such calendar month.

For purposes of Sections 8.1(c)(iii), 8.1(c)(vi) and 8.1(c)(vii)(C), the GATT Applicable Mortality Table and the GATT Applicable Interest Rate shall be effective only with respect to benefits accrued after the “Final Implementation Date,” as defined below. For benefits accrued prior to the Final Implementation Date and up to the “Freeze Date,” as defined below, benefits will be based on the “Old Law Benefit,” as defined below:

“Final Implementation Date” shall mean October 1, 1998.

“Freeze Date” shall mean September 30, 1998.

“Old Law Benefit” shall mean the Participant’s Accrued Benefit under the terms of the Plan as of the Freeze Date. The Old Law Benefit is determined for each possible annuity starting date and optional form of benefit based on the Participant’s Accrued Benefit under the terms of the Plan as of the Freeze Date, and applying Section 8.1(c)(iii), 8.1(c)(vi) and 8.1(c)(vii)(C) as in effect on December 7, 1994, including the participation requirements under Code Section 415(b)(5). In determining the Old Law Benefit, the following shall be disregarded:

(i)	any Plan amendment increasing benefits adopted after the Freeze Date; and

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Appendix A

(ii)	any cost of living adjustments that become effective after the Freeze Date.

A Participant’s Old Law Benefit will not be increased after the Freeze Date, however if the limitations of Code Section 415, as set forth in Section 8.1 of the Plan, as in effect on December 7, 1994, are less than the limitations that were applied to determine the Participant’s Old Law Benefit on the Freeze Date, then the Participant’s Old Law Benefit will be reduced in accordance with such reduced limitation. If at any date after the Freeze Date, the Participant’s total Plan benefit before the application of Code Section 415 is less than the Participant’s Old Law Benefit, the Old Law Benefit will be reduced to the Participant’s total Plan benefit.

END OF DOCUMENT

109	79	SBU Bank